UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ASGN Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

26745 Malibu Hills Road
Calabasas, California 91301

April 25, 2019

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of ASGN Incorporated (the “Company” or “ASGN”), at which you will be asked to vote upon:

1.	the election of Brian J. Callaghan, Theodore S. Hanson and Edwin A. Sheridan, IV, as directors for three-year terms to expire at our 2022 Annual Meeting of Stockholders;
2.	the approval of the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan;
3.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2018;
4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 13, 2019, at 9:00 a.m. Pacific Daylight Time, at the Montage Beverly Hills located at 225 N. Canon Drive, Beverly Hills, CA 90210. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describes the business to be acted upon. Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Before voting, you should carefully review all the information contained in the accompanying Proxy Statement.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in ASGN and look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer

26745 Malibu Hills Road
Calabasas, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 13, 2019

The 2019 Annual Meeting of Stockholders of ASGN Incorporated will be held on Thursday, June 13, 2019, at 9:00 a.m. Pacific Daylight Time, at the Montage Beverly Hills located at 225 N. Canon Drive, Beverly Hills, CA 90210, for the purpose of considering and voting upon:

1.	the election of Brian J. Callaghan, Theodore S. Hanson and Edwin A. Sheridan, IV as directors for three-year terms to expire at our 2022 Annual Meeting of Stockholders;
2.	the approval of the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan;
3.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2018;
4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by ASGN Incorporated. Only stockholders of record at the close of business on April 15, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Please call (818) 878-7900 to obtain directions. However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.envisionreports.com/ASGN, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-652-VOTE (8683) on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,
/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary
April 25, 2019
Calabasas, California

2019 PROXY STATEMENT
TABLE OF CONTENTS

General Information about the Annual Meeting and Voting	1	Equity Compensation Plan Information	43
Proposal One – Election of Directors	5	Inducement Award Program	43
Approval of Proposal One	5	CEO Pay Ratio	45
Independent Directors and Material Proceedings	8
Role of the Board	8	Proposal Two – Approval of the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan	46
Board Leadership Structure	8	Introduction and Stockholder Approval Requirement	46
Board Committees and Meetings	9	Highlights of Shareholder Protections under the 2010 Plan	46
Risk Oversight	11	Why the Board Believes You Should Vote for Approval of the Amended 2010 Plan	46
Meetings	11	Description of the Amended 2010 Plan	47
Attendance of Directors at 2018 Annual Meeting of Stockholders	11	Material Federal Income Tax Consequences	49
Director Compensation	12	New Plan Awards and Awards Granted to Certain Persons as of March 31, 2019	50
Director and Executive Officer Stock Ownership Guidelines	13	Vote Required	51
Communicating with the Board	13	Board Recommendation	51
Ethics	13
Compensation Committee Interlocks and Insider Participation	13	Proposal Three – Advisory Vote on Executive Compensation	52
Security Ownership of Certain Beneficial Owners and Management	14	Vote Required	52
Ownership of More than Five Percent of the Common Stock of ASGN	14	Board Recommendation	52
Ownership of Management and Directors of ASGN	15
Executive Compensation Discussion and Analysis	18	Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm	53
Stock Performance Graph	20	Principal Accountant Fees and Services	53
Compensation Consultant	21	Vote Required	53
Compensation Philosophy	21	Board Recommendation	53
Compensation Program Elements	24	Report of the Audit Committee	54
Compensation Committee Report	32	Certain Relationships and Related Party Transactions	55
Summary Compensation Table	33	Section 16(a) Beneficial Ownership Reporting Compliance	55
Grants of Plan-Based Awards	34	Other Matters	55
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	35	Where You Can Find Additional Information	55
2018 Outstanding Equity Awards at Fiscal Year End	37	Incorporation by Reference	56
2018 Option Exercises and Stock Vested	39	Proposals by Stockholders	56
Non-Qualified Deferred Compensation	39	Miscellaneous	56
Payments Upon Termination or Change in Control	39	Annex A – Performance Targets Adjusted EBITDA	A-1
		Annex B – Proposed Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan	B-1

ASGN Incorporated
26745 Malibu Hills Road
Calabasas, California 91301

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on

    Thursday, June 13, 2019

ASGN Incorporated (the “Company,” “ASGN,” “we,” “our,” or “us”) is providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of ASGN of proxies to be voted at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2019 at 9:00 a.m. Pacific Daylight Time, or at any adjournment or postponement thereof. A Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 25, 2019.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an ASGN stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?

The Board of ASGN is soliciting your vote at the 2019 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Brian J. Callaghan, Theodore S. Hanson and Edwin A. Sheridan, IV, as directors for three-year terms to expire at our 2022 Annual Meeting of Stockholders;

Proposal 2: approval of the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan;

Proposal 3: an advisory vote to approve the Company's executive compensation for the year ended December 31, 2018; and

Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website (http://www.asgn.com). Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?

The Board has set April 15, 2019, as the record date for the Annual Meeting. If you were the owner of shares of ASGN common stock at the close of business on April 15, 2019, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?

In accordance with the e-proxy rules of the SEC, we will mail a Notice to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 25, 2019. The Notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you hold your shares in street name, you may request paper copies of the Proxy Statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of 10 days before the Annual Meeting at our principal executive offices at 26745 Malibu Hills Road, Calabasas, California 91301, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of ASGN’s outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On March 31, 2019, there were 52,795,380 shares of ASGN common stock outstanding (all of which are entitled to vote at the Annual Meeting).

How many votes are required to approve each item?

Election of directors (Proposal 1) - Directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Approval of the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan (the "Amended 2010 Plan") (Proposal 2) - approval of the Amended 2010 Plan requires that holders of a majority of the stock having voting power present in person or represented by proxy vote “for” the proposal. Since abstentions and broker non-votes are considered as present for purposes of the meeting, their non-votes will be counted as voting "against" the proposal.

Other proposals (Proposals 3 and 4) - Stockholder approval of each of the other proposals, including the non-binding votes to approve executive compensation and the ratification of the appointment of an independent registered public accounting firm, requires that the number of shares voted "for" the proposal exceed the number of shares voted “against” the proposal. These votes are advisory and are not binding on the Board or ASGN. However, the Board will review the voting results and take them into consideration. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

How are votes counted?

With respect to each of the agenda items, you may vote "for," "against" or "abstain."

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, for approval of the Amended 2010 Plan, FOR approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?

If you attend the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have no effect on the election of the nominees or the advisory votes, and the same effect as a vote against the Amended 2010 Plan proposal.

Will my shares be voted if I do not sign and return my proxy card or vote in person?

If you do not sign and return your proxy card or vote in person, your shares will not be voted at the Annual Meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors, approval of the Amended 2010 Plan and the advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors, approval of the Amended 2010 Plan, or the advisory vote on executive compensation. However, with regard to the ratification of the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether any of the proposals except for the ratification of the Company's independent registered public accounting firm have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR Brian J. Callaghan, Theodore S. Hanson and Edwin A. Sheridan, IV, the director nominees named in this Proxy Statement;

Proposal 2: FOR approval of the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan;

Proposal 3: FOR the proposal regarding an advisory vote to approve the Company's executive compensation for the year ended December 31, 2018; and

Proposal 4: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

What do I need to do now?

All stockholders are urged to vote by telephone or on the Internet by following the instructions on the Notice. If you received a paper copy of this Proxy Statement instead of the Notice, you may vote your shares by (a) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided. ASGN stockholders may also vote in person at the Annual Meeting.

Most of our stockholders may vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder, you may access your proxy card by either:

•	Going to the following website: www.envisionreports.com/ASGN, entering the information requested on your computer screen, and then following the simple instructions;

•	Calling (in the United States, U.S. territories and Canada), toll free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message; or

•	Completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

If you hold your shares in "street name," you need to follow the instructions provided to you by your bank, broker or other holder of record. Your bank or broker may direct you to the following website, www.edocumentview.com/ASGN to view and download the proxy documents.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by accessing your proxy card as noted above.

If you choose to vote in person at the Annual Meeting:

•	if you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

•	if you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

Please call (818) 878-7900 to obtain directions to attend the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of ASGN stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Notice of Annual Meeting of Stockholders for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement. Requests should be directed to ASGN Incorporated, Attention: Investor Relations group, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. If you share an address with another ASGN stockholder and together both of you would like to receive only a single set of ASGN annual disclosure documents, please contact our Investor Relations group by written or telephonic request at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301. Please contact our Investor Relations group by telephone at (818) 878-3136 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering to the Secretary of ASGN a written revocation notice bearing a later date than the proxy card;

•	voting in person at the Annual Meeting; or

•	voting by telephone or the Internet after you have given your proxy.

 How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of ASGN provide that our Board shall be comprised of not less than four but no more than nine directors and the exact number within that range may be fixed by the Board. The number is currently fixed at nine directors. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, three directors will be elected to serve until our 2022 Annual Meeting of Stockholders or until their successors are elected and qualified. Sen. William Brock is currently serving as a director for a three-year term ending in June 2019, and after 23 years of service, he has announced his retirement effective at the end of his term and is not seeking re-election. The other two directors whose terms are expiring, Brian J. Callaghan and Edwin A. Sheridan, IV, have been nominated to stand for re-election. Theodore. S. Hanson, currently our President, has also been nominated to stand for election to replace Sen. Brock. As has been noted in a press release filed on April 24, 2019, our Chief Executive Officer, Peter T. Dameris, has announced that he will step down from his role as Chief Executive Officer for family health reasons effective April 30, 2019, and Mr. Hanson has been appointed by the Board to be the Company's President and Chief Executive Officer as of that date. The Board believes that it is in the best interests of the Company to have its Chief Executive Officer on the Board, and Mark A. Frantz, previously the Board's nominee to replace Sen. Brock, volunteered to step down as nominee to offer that position to Mr. Hanson. The Board was grateful for Mr. Frantz' gesture, and subsequently nominated Mr. Hanson for the open Board position. Mr. Frantz will continue to provide the Board with valuable guidance and insight as an adviser to the Board.

Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of Messrs. Callaghan, Hanson and Sheridan. Each of the nominees have consented to serve if elected, but if any of them are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the affirmative vote of a majority of the votes cast will be elected as directors. The Board unanimously recommends that our stockholders vote FOR the three directors set forth below who are up for election or re-election this year.

Set forth below are the nominees’ biographies which include the skills, qualities and experiences of each of the nominees.

Director Nominees Up for Election

Brian J. Callaghan

Mr. Callaghan co-founded Apex Systems, LLC (“Apex Systems”) in 1995 and served as co-chief executive officer during his time with Apex Systems through 2012. His duties at Apex Systems ranged from working directly with customers, leading staff, strategy, forecasting, and building systems to support growth. Mr. Callaghan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Callaghan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Callaghan is a graduate of Virginia Polytechnic Institute and State University, where he earned a bachelor of science degree in psychology. Mr. Callaghan is also part-owner of the Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants, and the Omaha Storm Chasers (Triple-A affiliate of the Kansas City Royals). Mr. Callaghan brings over 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Theodore S. Hanson

Mr. Hanson was promoted to the role of President of ASGN in December 2016, and will add the title of Chief Executive Officer effective April 30, 2019. He joined ASGN as Chief Financial Officer of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. In January 2014, he was promoted to the role of President of Apex Life Sciences, LLC, and in January 2016, he ceased his duties as the Chief Financial Officer of Apex Systems and became an Executive Vice President of ASGN in addition to his role as President of Apex Life Sciences. Mr. Hanson joined Apex Systems in November 1998 as Corporate Controller and became Chief Financial Officer in January 2001. From 1991 to 1996, he worked at Keiter, Stephens, Hurst, Gary and Shreaves, an independent accounting firm, and from 1996 to 1998 he was the chief financial officer of Property Technologies Ltd. He currently serves as a director and vice chairman of the Massey Cancer advisory board and as a director for the Virginia Tech Foundation board. Mr. Hanson holds a bachelor of science degree from Virginia Tech University and a master of business administration degree from Virginia Commonwealth University.

Edwin A. Sheridan, IV

Mr. Sheridan co-founded Apex Systems in 1995 and served as co-chief executive officer during his time with Apex Systems through 2012. His roles at Apex Systems have included technical recruiter, account manager and regional operations manager. He also managed the sales and recruiting operations for the company. Mr. Sheridan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Sheridan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Sheridan acts as a mentor and consultant for several of the companies in which he invests or finances, including BASH boxing gyms, Upskill, Inc., EVERFI, Inc., Pinxter Inc., creator of the Clowder app, ThreatQuotient, Inc. and others. He also serves on the boards of several non-profit organizations including serving as the chairman of the APEX Center for Entrepreneurs at Virginia Polytechnic Institute and State University ("Virginia Tech") and serving on the advisory boards of the Virginia Commonwealth University Massey Cancer Research Center, the Greater Washington Sports Alliance, the Virginia Tech Athletic Fund, and Peace Players International, an international community improvement and leadership organization. Mr. Sheridan is a graduate of Virginia Tech, where he earned bachelor of arts degrees in English and political science, with a minor in business administration. Mr. Sheridan brings over 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Director with Term Ending in 2019

Senator William E. Brock

From 1994 to present, Sen. Brock has been the founder and chief executive officer of The Brock Offices, a consulting firm specializing in international trade and human resource development. From 1988 to 1991, Sen. Brock served as chairman of the National Endowment for Democracy, an organization he helped found in 1980. Sen. Brock served in President Reagan’s cabinet as Secretary of Labor from 1985 to 1987 and as U.S. Trade Representative from 1981 to 1985. As U.S. Trade Representative, Sen. Brock organized the Quad Forum of trade and economic ministers from Europe, Japan and Canada and led the group to initiate the World Trade Organization. From 1977 to 1981, Sen. Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate, and from 1962 to 1970, he was a member of the U.S. House of Representatives. The National Academy of Human Resources has recognized Sen. Brock for his outstanding contribution to human development in the United States. Sen. Brock is a member of the board of ResCare, Inc. ("ResCare"), a privately-held provider of home care, residential support services to the elderly and persons with disabilities, as well as vocational training and job placement for people of all ages and skill levels, and he serves on ResCare's audit and mergers and acquisitions committees. Through his extensive governmental experience, he provides in-depth knowledge in the areas of business, regulatory compliance and risk management. Sen. Brock provides our Board with a wealth of business operations experience including direct experience with human resource development and public company corporate governance.

Directors with Terms Ending in 2020

Peter T. Dameris

Mr. Dameris is our Chief Executive Officer, and is responsible for overseeing ASGN's growth as one of the foremost providers of information technology and professional services in the technology, digital, creative, engineering, life sciences, and government sectors. He joined ASGN in 2003, and has held several roles as Executive Vice President and Chief Operating Officer and then President. Prior to joining ASGN, from February 2001 through October 2002, Mr. Dameris served as executive vice president and chief operating officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries. Mr. Dameris created a regional operating organization for 85 acquired businesses and developed materials to support marketing and a national corporate image to support outsourcing initiatives. He further established cash generation, credit management and balance sheet improvement initiatives. From 1994 through 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded information technology consulting/staffing company. Mr. Dameris’ positions at Metamor Worldwide included chairman of the board, president and chief executive officer, executive vice president, general counsel, senior vice president and secretary. Mr. Dameris negotiated the $1.9 billion sale of Metamor to PSINet. Mr. Dameris started his career as a corporate attorney and clerked for the Honorable Federal District Judge George Cire of the Southern District of Texas. Mr. Dameris was named the Ernst & Young Entrepreneur of the Year in 2012, and Staffing Industry Analysts has included him on their Staffing 100 list since its inception in 2011 until they inducted him in their Hall of Fame last year. Mr. Dameris received his juris doctor degree from the University of Texas Law School and his bachelor of science degree in business administration from Southern Methodist University. Mr. Dameris provides the Board with extensive staffing industry experience, having served in various capacities at publicly-traded staffing companies and having represented staffing companies in the private practice of law. Mr. Dameris has comprehensive experience from his roles in senior executive management, leadership and legal positions as well as his work as an attorney in the private practice of law. Mr. Dameris has extensive experience in international and domestic staffing, financial reporting, compensation, legal matters and corporate affairs which are invaluable in his position as a director and Chief Executive Officer of the Company.

Jonathan S. Holman

Mr. Holman is the founder and since 1981 has been the president of The Holman Group, Inc., an executive search firm. To date, Mr. Holman has recruited over 150 chief executive officers to public and private companies, ranging from start-ups to companies with over $1 billion in revenue in a variety of industries. Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers. Mr. Holman regularly speaks at technology industry gatherings. Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions. Mr. Holman received a master of business administration degree from Stanford University and a bachelor of arts degree from Princeton University, both with high academic honors. In his role at The Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters. He also serves as a member of the National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Arshad Matin

Mr. Matin is an entrepreneur-in-residence with Warburg Pincus LLC ("Warburg Pincus"), a private equity firm. Prior to joining Warburg Pincus, he was the president, chief executive officer and a board member of Paradigm Ltd., a leading developer of software solutions to the global oil and gas industry, from 2013 to October 2018 when it was acquired by Emerson Electric Co. From January 2012 to April 2013, Mr. Matin was

executive vice president of IHS Inc., a publicly-traded company that is a leading global source of information and analytics where he was responsible for lines of businesses accounting for over $1.5 billion in revenues and managed over 4,500 colleagues. Mr. Matin joined IHS through the acquisition of Seismic Micro-Technology, Inc. (“SMT”), a global leader in the geology and geophysics software market. He joined SMT in July 2007 and was the president, chief executive officer and a board member. Under his leadership, the company achieved unprecedented growth in revenues and profits expanding into new geographies and market segments. Before joining SMT, Mr. Matin was general manager of the enterprise security business unit at Symantec Corporation, which he joined in January 2006 upon the company’s acquisition of BindView Corporation and remained until July 2007. BindView was a global provider of agentless IT security compliance software. Mr. Matin took over as president and chief operating officer of BindView in 2004, and was responsible for products, sales, marketing, corporate development and services functions. Prior to BindView, Mr. Matin was a partner at the Houston office of McKinsey & Company from 1995 to 2004, where he served clients in both the technology and energy industries. He started his career as a software developer for Oregon-based Mentor Graphics Corporation. Mr. Matin earned a master of business administration degree from the University of Pennsylvania – The Wharton School, a master of science degree in computer engineering from the University of Texas at Austin, and a bachelor of engineering degree in electrical engineering from Regional Engineering College in India. Mr. Matin serves as a board member for RS Energy Group, a private Canadian company supporting companies in the oil and gas industry with its data analytics and forensic research. He also serves as a board member or trustee on non-profit organizations including the Houston Endowment, Texas Children's Hospital and St. John's School. Mr. Matin brings extensive experience managing and advising public and private high-technology companies.

Directors with Terms Ending in 2021

Jeremy M. Jones

Mr. Jones has served as the Chairman of the Board since February 2003. Mr. Jones has been an investor and business development consultant since February 1998. From 1987 to 1995, Mr. Jones was the chief executive officer and chairman of the board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991. Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was chief executive officer and chairman of the board of Apria Healthcare Group, which also provided home healthcare services. Since 2013, Mr. Jones has served on the board of directors of the Hoag Hospital Foundation, a philanthropic foundation, and he was appointed Treasurer in July 2017. He also served on the board of directors and compensation committee of CombiMatrix Corporation, a Nasdaq-traded molecular diagnostics company specializing in DNA-based testing services for developmental disorders and cancer diagnostics, from 2002 until its merger into Invitae Corporation in November 2017. He served on the board of directors of OxySure Systems, Inc., a publicly-traded company that is a world leader in short and emergency duration medical oxygen and respiratory solutions for mass market use, from 2013 to 2016, Lifecare Solutions, Inc., a provider of integrated home healthcare products and services, from 2003 to 2011, and Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from 1999 until its sale in 2008. Mr. Jones possesses significant business management and corporate governance experience. Mr. Jones received a bachelor’s degree in business administration from the University of Iowa. Mr. Jones contributes to our Board with his extensive executive experience in leading and advising public companies.

Mariel A. Joliet

From 1998 to 2008, Ms. Joliet was an executive with Hilton Hotels Corporation, a publicly-traded hotel company. She most recently served as senior vice president and treasurer and was instrumental in its sale to the Blackstone Group for $27 billion, one of the 10 largest LBOs in history when it closed in 2007. In her capacity as treasurer, Ms. Joliet was responsible for capital markets and financial investment initiatives, including credit ratings, debt/equity issuances, interest rate risk, cash management and foreign exchange. Prior to her role at Hilton, she had 10 years of experience as a coverage officer and corporate banker at both Wachovia Bank and Corestates Bank, where she was responsible for client relationships and portfolio management. Ms. Joliet also serves as an advisory board member for the Vision Center at Children's Hospital Los Angeles, and serves as a member of Know the Glow, a vision non-profit organization. She received a bachelor of science degree at the University of Scranton and earned a master of business administration degree from Marywood University. Ms. Joliet has a strong background in financing, acquisitions, deal structuring, strategic planning and operational integration, and served as a non-executive observer to our Board from January to December 2016.

Marty R. Kittrell

Mr. Kittrell served as the executive vice president and chief financial officer of Dresser, Inc., a multinational provider of technology, products and services for developing energy and natural resources, from December 2007 until the sale of the company to General Electric in February 2011. Mr. Kittrell also served as chief financial officer of Andrew Corporation, a manufacturer of hardware for communications networks, from 2003 until the sale of the company in December 2007. Mr. Kittrell previously served in executive management positions in technology, consumer products and other commercial and industrial industry sectors. Mr. Kittrell began his business career with Price Waterhouse where he was a certified public accountant. Mr. Kittrell served as a member of the board of directors and corporate governance and environmental, safety and sustainability committees, and the chairman of the audit and risk committee, for Columbia Pipeline Group, Inc., which developed and operated over 15,000 miles of natural gas pipelines extending from New York to the Gulf of Mexico, from July 2015, after its separation from NiSource, Inc. ("NiSource"), until the sale of the company in July 2016. From 2007 to 2015, Mr. Kittrell served on the board of directors of NiSource, one of the largest utility companies in the United States serving approximately four million customers, where he chaired the audit committee and served on the finance and corporate governance committees. Mr. Kittrell graduated magna cum laude with a bachelor of science degree in accounting from Lipscomb University where he currently serves on the board of trustees and is chairman of the finance and real estate committee and serves on the executive committee. Mr. Kittrell has extensive experience with the analysis and preparation of financial statements, risk management, corporate strategy, mergers and acquisitions, corporate finance, including public offerings of equity and debt, organization development, and board practices.

Advisers to the Board of Directors

The Company has two non-executive advisers to the Board of Directors that attend and participate in all Board meetings and discussions, though the Board has the right to ask them to depart from any particular discussion at its discretion. Vice Admiral (Retired) Joseph Dyer and Mark A. Frantz have served in this role since June 2018 and have provided invaluable support to our Board. VADM Dyer has an extensive military background as well as commercial expertise, which converge at the intersection of technology, finance and risk management. Mr. Frantz co-founded BlueDelta Capital Partners, a growth capital firm focused on the U.S. federal government technology marketplace, and has extensive experience with other venture capital organizations and boards of public, private and non-profit organizations, in addition to his prior service in the administrations of Pennsylvania Governor Tom Ridge and President George H. W. Bush.

Independent Directors and Material Proceedings

The Board's nine members, and director nominee Mr. Hanson, are all deemed to be independent under the current listing standards of the New York Stock Exchange (“NYSE”) by the Board with the exception of Mr. Dameris, our Chief Executive Officer, Mr. Hanson, our President, and Ms. Joliet. Ms. Joliet's husband John Joliet is a partner at American Discovery Capital, LLC, a firm which we engaged to provide banking advisory services and paid $1.5 million in fees upon the successful acquisition of ECS Federal, LLC ("ECS") in April 2018. Mr. Joliet did not provide any services to ASGN, and the Board believed that Ms. Joliet could exercise independent judgment in carrying out her responsibilities as a director, however the Board followed the NYSE and SEC regulations which would deem her to be a non-independent director through 2019, and therefore determined her not to be independent at its meeting on March 27, 2019. For each independent director, the Board has made a subjective determination that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to ASGN and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Further, there are no legal proceedings in the last 10 years where a director or executive officer was a party and that are material to the person’s ability or integrity, including bankruptcy, criminal convictions, orders enjoining certain activities, adverse findings by courts, the SEC or the Commodity Futures Trading Commission, nor are there any adverse orders relating to violations of securities or commodities laws.

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chairman of the Board. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chairman of the Board is independent, as defined by the NYSE and the SEC. An independent Chairman, like independent Board members, allows for an objective evaluation of the performance of the Company and its officers. Nonetheless, the Board recognizes that the Chief Executive Officer has invaluable insight into the Company due to the nature of his position and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by having the Chief Executive Officer serve as a director but not a Board committee member, and keeping the position of Chief Executive Officer and Chairman of the Board as separate and independent positions.

Board Committees and Meetings

The Board held 10 meetings during 2018 and acted by unanimous written consent on three additional occasions. The Board has a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee, and a Board member who acts as an information technology ("IT") liaison between the Company's IT departments and the Board. The Board has determined that the chairmen and committee members of each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are independent under applicable NYSE and SEC rules.

The members and chairmen who served on the Committees in 2018 are identified in the table below:

 *Ms. Joliet served on the Audit Committee through March 21, 2018 and is currently an observer to the committee.

Compensation Committee

The Compensation Committee held eight meetings during 2018 and acted by unanimous written consent on nine additional occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the Chief Executive Officer, administers our equity plans, and approves all equity grants to employees, directors and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of ASGN and determines the terms of key agreements concerning employment, compensation and termination of employment. The Committee evaluates the Chief Executive Officer’s performance in light of goals and objectives that have been set for him. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent.

Audit Committee

The Audit Committee held 10 meetings during 2018. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•	the quality and integrity of our financial statements and our financial reporting and disclosure practices;

•	our systems of internal controls regarding finance, accounting and SEC compliance;

•	the qualification, independence and oversight of performance of our independent registered public accounting firm including its appointment, compensation, evaluation and retention;

•	our ethical compliance programs; and

•	risk issues related to financial statements.

Additional functions of the Audit Committee include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and regularly meeting with management, our independent registered public accounting firm and internal audit staff, to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee and Board liaison fees. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his or her capacity as a member of the Board and any Board committee. The Board has determined that each current member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Mr. Kittrell, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for identifying and disclosing related-party and significant transactions, and for identifying deficiencies and significant changes in internal controls each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K. See "Certain Relationships and Related Party Transactions" on page 55 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held six meetings during 2018. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as Board advisers and committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees. The Committee also monitors the qualification and performance of, and the Company’s succession planning regarding, key executives. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Callaghan and Sheridan for election at this year’s Annual Meeting, and the Board added the nomination of Mr. Hanson upon his appointment to the role of Chief Executive Officer.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

•	personal and professional ethics and integrity;

•	business judgment;

•	familiarity with general issues affecting our business;

•	qualifications as an audit committee financial expert;

•	diversity;

•	qualifications as an independent director; and

•
areas of expertise that the Board should collectively possess such as board experience, and experience as an executive, or experience with human resources, government contracting, accounting and financial oversight and corporate governance.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating and Corporate Governance Committee believes that the potential nominees must have, the Nominating and Corporate Governance Committee considers and evaluates each candidate based upon an assessment of certain criteria as set forth in the Nominating and Corporate Governance Committee charter. The Nominating and Corporate Governance Committee Charter also provides for the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee considers diversity in identifying nominees and Board advisers, including differences in skill, viewpoints and experience, as well as gender, race and nationality, and these factors will be considered for purposes of nominating directors.

Stockholders wishing to suggest a candidate for director nomination for the 2020 Annual Meeting of Stockholders should mail their suggestions to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary. The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Pursuant to our Bylaws, a stockholder’s notice for director nominations shall be delivered to the Secretary at the Company’s executive offices at 26745 Malibu Hills Road, Calabasas, California 91301, not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of March 31, 2019, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chairman of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.

The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, are posted on the Investor Relations Corporate Governance page of our website at http://www.asgn.com. You may also obtain a copy of any of these documents without charge by writing to: ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Board IT Liaison

The Board believed that the significance of IT and cybersecurity risks and the importance of IT risk management measures had risen to the level where it was important for the Board members to be more informed of the issues that the Company faces in these areas. Therefore, the Board elected Mr. Matin to the position of Board IT liaison in June 2015. The Board IT liaison provides the Board a dedicated director to work with management, including the Chief Information Officer and divisional IT managers, to keep apprised of IT, cybersecurity and IT risk management measures, and to inform the Board of issues or projects of note from a Board member's perspective. The Board further receives a cybersecurity risk status review each quarter.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives report quarterly to the Board on risks that the Company faces and on an ad hoc basis as well as issues arise. The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, including decisions about compensation. The Board oversees officers’ identification and management of risk management issues and regularly meets with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly reviews the reporting processes from those officers that are responsible for the day-to-day management of the Company’s risks to determine if these reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiry of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiry of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures, and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at any business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

The Board believes that the process it has established to administer the Board's risk oversight function is effective under its leadership structure as described above under "Board Leadership Structure."

Meetings

In 2018, each director attended 100 percent of the meetings of the Board and the committees on which he or she served, with the exception that two directors each missed one Audit Committee meeting. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive Chairman of our Board.

Attendance of Directors at 2018 Annual Meeting of Stockholders

Our Board of Directors has a policy with respect to director attendance at annual meetings of stockholders which requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chairman of the Board as promptly as possible. All of our directors attended our 2018 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of ASGN’s non-employee directors for the year ended December 31, 2018. The compensation of Mr. Dameris, our Chief Executive Officer, who is also a director, is disclosed in the “Summary Compensation Table” set forth on page 33, and he receives no additional compensation for his service as a director.

2018 Director Compensation

Name	Fees Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William E. Brock	89,750	—	89,750
Brian J. Callaghan	77,750	—	77,750
Jonathan S. Holman	91,000	—	91,000
Mariel A. Joliet	79,750	—	79,750
Jeremy M. Jones	142,750	—	142,750
Marty R. Kittrell	94,750	—	94,750
Arshad Matin	87,500	—	87,500
Edwin A. Sheridan, IV	76,000	—	76,000

(1)		This amount includes the quarterly retainer fees and fees for meeting attendance which each non-employee director earned for his or her service during 2018.
(2)
There were no annual restricted stock unit ("RSU") awards granted to the directors in 2018 due to their acceleration into December 2017 as described below. As of December 31, 2018, there were no unvested RSUs or outstanding options for any director.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In 2015, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant to help determine compensation for certain positions in the Company including members of the Board of Directors. The Compensation Committee has retained Semler Brossy in 2019 to update this compensation review, though no actions have been taken at this time. In connection with its initial review in 2015, Semler Brossy provided market data, noting that the Company's Board was below market, and proposed increases in compensation to bring the directors' compensation in line with market. The Compensation Committee retained its practice to base a substantial portion of a director’s annual retainer on equity compensation. The Board approved the director compensation proposals, and made no further changes to director compensation in subsequent years. Therefore, in each of 2016 and 2017, the non-employee directors received an annual RSU grant with a grant-date value of approximately $125,000, with one-half of the RSU grants vesting on the grant date and the remaining half vesting on the one-year anniversary of the grant date. In December 2017, the Board moved their annual director equity grants to align with management, which is the first business day of January. However, due to the Tax Cuts and Jobs Act enacted in December 2017, the Board moved the grant date of the 2018 grants was moved up to December 22, 2017 so that the Company could take advantage of the higher rate of tax deductions in 2017, and a pro rata grant with a grant-date value of $52,052 for five-twelfths of the 2018 year which was not included in the August 2017 grant was made to the directors. One-half of the 816 RSUs granted to each director vested on that date, and the remaining half vested on December 22, 2018. Given the December 22, 2017 grants, no RSU grants were made to non-employee directors in 2018.

In 2018, each non-employee director received $2,000 for each regularly scheduled quarterly in-person Board meeting attended, and $750 for each other Board or committee meeting held separately and attended in person or by telephone not in conjunction with the quarterly in-person Board meetings. In addition, we reimbursed all directors for their reasonable expenses incurred in attending Board or committee meetings, and up to $2,500 per director for director education and training.

The annual cash retainer fee for non-employee directors in 2018 was $60,000, paid pro rata on a quarterly basis. In addition, committee chairs and the Board's IT liaison were entitled to the following fees:

Outside Director	Additional Annual Cash Retainer
Chairman of the Board	$60,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$10,000
Board IT Liaison	$10,000

VADM Dyer and Mr. Frantz, advisers to the Board beginning in June 2018, received the same annual cash retainer, Board meeting fees and equity awards as members of the Board. Cash fees paid to VADM Dyer and Mr. Frantz in 2018 totaled $38,802 and $37,552, respectively, and each of them received an RSU award with a grant date fair value of $67,629 upon their engagement in June 2018.
Director and Executive Officer Stock Ownership Guidelines

In 2016, the Board adopted Stock Ownership Guidelines for directors, named executive officers and other designated officers that require that certain stock ownership levels be met within three years of implementation of the policy or within five years from appointment or promotion to one of the designated positions. The policy requires that each Board member must own shares of the Company with a fair market value of four times the director's annual cash retainer fee, which was $60,000 for 2018 for a total ownership requirement of shares with a fair market value of $240,000. The required levels of ownership for executives are based upon a multiple of their annual base salary. Our Chief Executive Officer is required to own a number of shares with a value of five times his annual base salary. Our President, Executive Vice Presidents and Division Presidents are required to own a number of shares with a fair market value of three times their annual base salary, and the requirement for designated Senior Vice Presidents is two times annual base salary. The guidelines also provide that directors and officers must retain any net shares that vest or are exercised until such time as the appropriate ownership levels are met. The guidelines provide that shares that would be issuable upon the vesting of any outstanding RSUs, but not stock options, are considered beneficially owned for purposes of the policy. A hardship provision provides a process to request a waiver from the Compensation Committee in exigent circumstances. As of March 31, 2019, all of our directors and named executive officers beneficially own shares in excess of their stock ownership requirements.

Director and Executive Officer Hedging Transactions Policy

In March 2016, the Board adopted a Hedging Transactions Policy that prohibits hedging transactions for the Company's directors and executive officers (subject to a hardship exemption with appropriate approval requirements) designed to limit the financial risk of ownership of the Company's stock. These include any prepaid variable forward contracts, equity swaps, collars or similar financial instruments designed to hedge or offset any decrease in the market value of the Company's stock.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about ASGN with either the Chairman of the Board or the directors as a group by writing to the attention of either the Chairman of the Board or the Directors at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301. Any and all such communication will be forwarded by the Secretary of the Company to Mr. Jones, Chairman of the Board, or all of the directors, as applicable.

Ethics

ASGN has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of ASGN. More importantly, the code reflects our policy for dealing with all persons, including our customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of our Code of Business Conduct and Ethics can be found on the Investor Relations-Corporate Governance page of our website at http://www.asgn.com. In addition, ASGN adopted a Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The codes comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The supplemental code focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. This policy is located on the same page on our website as our Code of Business Conduct and Ethics. You may also obtain a copy of these documents without charge by writing to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee of the Board was composed of Messrs. Holman, Jones and Matin and Sen. Brock. There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of ASGN or its subsidiaries, and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of ASGN’s common stock as of March 31, 2019.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon the vesting of an RSU) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2019, there were 52,795,380 shares of ASGN common stock outstanding.

The following tables set forth the beneficial ownership of ASGN’s common stock as of March 31, 2019 for the following persons:

• all stockholders known by us to beneficially own more than five percent of our common stock;
• each of our directors;
• each of our named executive officers, as identified; and
• all of our directors and executive officers as a group.

Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of ASGN

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(4)

BlackRock, Inc.	6,135,493(1)	11.6%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	4,611,548(2)	8.7%
100 Vanguard Blvd.
Malvern, PA 19355

Capital International Investors	3,175,125(3)	6.0%
11100 Santa Monica Blvd., 16th Floor
Los Angeles, CA 90025

(1)
Based on information contained in a Schedule 13G/A filed with the SEC on January 24, 2019 by Blackrock, Inc. on behalf of various subsidiaries, Blackrock, Inc. directly or indirectly has sole voting power of 5,974,791 shares of our common stock, and sole dispositive power of 6,135,493 shares. The various subsidiaries listed in the filing as beneficially owning the shares set forth above include: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A. and BlackRock Investment Management (Australia) Limited.

(2)
Based on information contained in a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of two subsidiaries, Vanguard has sole voting power of 105,523 shares of the Company’s common stock, shared voting power of another 11,985 shares, sole dispositive power over 4,499,137 shares, and shared dispositive power over 112,411 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 100,426 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 17,082 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 14, 2019 by Capital International Investors (“CII”), a division of Capital Research and Management Company ("CRMC"). The filing states that CII has sole voting and dispositive power over all the shares listed above. Capital International Investors divisions of CRMC, Capital Bank and Trust Company, Capital Guardian Trust Company, Capital International Limited, Capital International Sarl, Capital International K.K and Capital International, Inc. collectively provide investment management services under the CII name.

(4)
For each beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 52,795,380 shares of the Company’s common stock outstanding as of March 31, 2019. To the knowledge of the Company, none of the holders listed above had the right to acquire any additional shares of the Company on or within 60 days after March 31, 2019.

Ownership of Management and Directors of ASGN

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (5)	Percent of Common Stock(6)
William E. Brock	16,363	*
Brian J. Callaghan(1)	389,292	*
Jonathan S. Holman	13,925	*
Mariel A. Joliet	7,398	*
Jeremy M. Jones(2)	62,369	*
Marty R. Kittrell	7,398	*
Arshad Matin	9,709	*
Edwin A. Sheridan, IV(3)	1,003,799	1.9%
Peter T. Dameris(4)	194,871	*
Edward L. Pierce	116,548	*
Theodore S. Hanson	242,297	*
Randolph C. Blazer	46,610	*
George H. Wilson	5,019	*
All directors and executive officers as a group (14 persons)	2,131,514	4.0%

*	Represents less than one percent of the shares outstanding.
(1)	All of the ASGN shares beneficially owned by Mr. Callaghan are held in a trust where he and his wife are both trustees.
(2)	All of the ASGN shares beneficially owned by Mr. Jones are held in his family trust, in which he and his wife are both trustees.
(3)
Mr. Sheridan holds 38,460 of the ASGN shares he beneficially owns in a revocable trust, and the remainder are held in a limited liability company for which he is the sole beneficiary and has the sole right to vote and invest the shares.

(4)
67,398 of the shares beneficially owned by Mr. Dameris are held in a Grantor Retained Annuity Trust for which he is a trustee and the sole recipient of the annuity payments; and an additional 117,205 shares are held in accounts or a limited partnership that he holds jointly with his wife.

(5)
All amounts shown include shares subject to stock options which are, or will become, exercisable within 60 days of March 31, 2019, and shares available upon vesting of RSUs that will vest within 60 days of March 31, 2019. The number of shares beneficially held by Mr. Pierce includes 50,000 vested stock options. The number of shares beneficially owned by Messrs. Dameris and Wilson includes shares available upon vesting in the next 60 days of 10,268 and 1,319 RSUs, respectively.

(6)
For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 52,795,380 shares of the Company’s common stock outstanding as of March 31, 2019, plus the number of shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs within 60 days of March 31, 2019 held by such individual (but not giving effect to the shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs held by others).

The following individuals are executive officers of ASGN:

Name	Age	Title	Years Experience in Human Capital Industry	Years with ASGN
Peter T. Dameris*	59	Chief Executive Officer	20 years in industry	15 years
Theodore S. Hanson*	51	President, ASGN	20 years in industry	20 years with ASGN and Apex Systems
Edward L. Pierce*	62	EVP, Chief Financial Officer	17 years CFO experience	7 years
Randolph C. Blazer*	68	President, Apex Systems	over 30 years in industry	12 years with Apex Systems
George H. Wilson*	61	President, ECS	over 30 years in industry	8 years with ECS
Jennifer Hankes Painter	49	SVP, Chief Legal Officer and Secretary	13 years GC experience	6 years
James L. Brill	68	SVP, Chief Administrative Officer and Treasurer	over 35 years as finance executive	12 years
* These individuals are our named executive officers as defined in Item 402 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

The biographies of our Chief Executive Officer and our President are included in the sections above entitled "Directors with Terms Ending in 2020" and "Directors Up for Nomination" on pages 6 and 5, respectively.

Edward L. Pierce joined ASGN in September 2012 as Executive Vice President and Chief Financial Officer. Prior to this appointment, Mr. Pierce served on the Board of Directors for the Company from December 2007 to August 2012. From March 2011 through August 2012, Mr. Pierce was an executive in residence at Flexpoint Ford, a private equity firm. From October 2006 to March 2011, Mr. Pierce served as executive vice president and chief financial officer, and later as president of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance. From May 2001 through February 2006, Mr. Pierce served as the executive vice president, chief financial officer and as a director of BindView Corporation. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including executive vice president and chief financial officer of Metamor Worldwide, Inc. Mr. Pierce received his bachelor of science degree in accounting from Harding University and began his career with Arthur Andersen & Co. in Houston, Texas.

Randolph C. Blazer joined ASGN as President of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. Prior to the acquisition, Mr. Blazer served as Apex Systems' Chief Operating Officer, a role he held from February 2007. Formerly, Mr. Blazer served as president of the public sector for SAP America. From 2000 through 2004, Mr. Blazer was chairman and chief executive officer of BearingPoint Inc., one of the world's largest consulting and systems integration firms. From 1977 through 2000, Mr. Blazer held increasing senior positions with KPMG. Under his leadership, KPMG Consulting launched the fourth-largest IPO in NASDAQ's history, becoming the first of the Big Five consulting firms to separate from its audit and tax parent and become an independent, publicly-traded company. Since September 2012, Mr. Blazer has been a board member of AtSite, Inc., a private company that provides building solutions for facilities and real estate teams. Mr. Blazer holds a bachelor's degree in economics from McDaniel College and a master of business administration degree from the University of Kentucky.

George H. Wilson joined ASGN in April 2018 with the acquisition of ECS, of which he is the President. Under his leadership, ECS grew from a small, services-oriented business into a company with more than 2,500 employees providing cloud services, cybersecurity, and IT modernization and advanced engineering solutions. Mr. Wilson joined ECS in 2011 as chief strategy officer and was promoted to president and chief executive officer in February 2014. Prior to joining ECS, he was instrumental in growing Stanley Inc. from a small, private business with 20 employees and $2 million in revenue to a public company of nearly 6,000 employees and more than $900 million in annual revenue. While at Stanley, Mr. Wilson organized and led executive teams responsible for customer relations, corporate development, business growth, strategic investments and company strategy. He is a board member of Professional Services Council, Brain Injury Services, and the Northern Virginia Community Foundation. Mr. Wilson received the 2018 Wash100 award, recognizing his impact in the Government Contracting sector. Mr. Wilson holds a bachelor of science degree in electrical engineering from the U.S. Naval Academy and a master of business administration degree from George Washington University.

Jennifer Hankes Painter joined ASGN in June 2013 and is the Senior Vice President, Chief Legal Officer and Secretary focusing on legal and compliance issues affecting the Company, including mergers and acquisitions, litigation, corporate governance and Board support. Ms. Painter joined ASGN after serving as general counsel, chief compliance officer and secretary of MRV Communications, Inc., a global provider of telecommunications equipment and services, from 2009 to 2013. From 2004 through 2008, Ms. Painter served as vice president and assistant general counsel for The Ryland Group, Inc., a leading national homebuilder traded on the NYSE. From 2001 through 2004,

Ms. Painter served as vice president and general counsel of Cadiz, Inc., a water and agricultural company traded on NASDAQ. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with mergers and acquisitions, securities, and other corporate matters. She was an officer in the U.S. Army Corps of Engineers prior to her legal career. Ms. Painter serves as a member of the governing board for Meet Each Need with Dignity (MEND), a non-profit poverty center providing food, clothing, healthcare, job training and education. She received a bachelor of science degree in civil engineering from the U.S. Military Academy, and a juris doctor degree from Loyola Law School of Los Angeles.

James L. Brill joined ASGN as Senior Vice President, Finance and Chief Financial Officer in January 2007, and has been instrumental in the growth of ASGN. In his current role as Chief Administrative Officer and Treasurer which he took on in 2012, Mr. Brill oversees human resources, risk management, banking and cash management along with assisting in investor relations. Prior to ASGN, Mr. Brill was vice president, finance and chief financial officer of Diagnostic Products Corporation, a medical diagnostic products and solutions company which was later acquired for $1.9 billion by Siemens in July 2006. Mr. Brill was also Chief Financial Officer of Jafra Cosmetics International; vice president of finance and administration, and chief financial officer of Vertel Corporation, a provider of telecommunication systems management software and services; and senior vice president, finance and chief financial officer of Merisel, Inc., a worldwide distributor of computer hardware and software. Mr. Brill served on the board of directors of Onvia Inc., a provider of business to government commerce intelligence for companies desiring to grow their public sector business and for government agencies desiring to improve their procurement efficiencies from 2004 until its sale in December 2017, and was the chairman of their audit committee. Mr. Brill holds a bachelor of science degree from the U.S. Naval Academy and a masters of business administration degree from the UCLA Anderson School of Management.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
Our executive compensation program is designed to attract and retain high-caliber executive officers, and to motivate and reward performance that is consistent with our corporate objectives and stockholder interests. Our policy is to provide a competitive total compensation package that shares our success with our named executive officers, as well as our other employees, when our goals are met. Our executive compensation program therefore emphasizes pay-for-performance, using metrics that are tied to our business objectives.
Performance
In 2018, we achieved over $3.5 billion in revenues on a pro forma basis representing an increase of $335.3 million, or 10.4 percent over the prior year, which is more than double the four percent growth rate that was projected for the IT staffing industry for 2018 by Staffing Industry Analysts ("SIA"). Adjusted EBITDA(1) for purposes of determining performance targets, grew to $423.8 million on a pro forma basis. That represented an increase of $43.4 million, which is an 11.4 percent increase over the prior year. Since the closing of our acquisition of ECS through the end of the year, we paid $276.0 million of our long-term debt.

Five-Year Stock Performance

$80
$60
$54.50
$40
$20
$0
2014
2015
2016
2017
2018

Growth
2018 was the fifth consecutive year that we achieved above-industry growth in the end markets we serve. Our revenue growth for 2018 was more than two times the industry rate and we achieved higher growth in profitability and cash flows as a result of improved operating leverage. We expect to outpace the industry average again this year, and in 2018, we set a five-year growth plan to achieve $5 billion in revenues by 2022. Our year-over-year revenue growth rate was 10.4 percent in 2018, 7.6 percent in 2017, 12.0 percent in 2016, and 11.1 percent in 2015.(2)

Compensation
ASGN offers a competitive compensation plan to aid in recruiting, incentivizing short- and long-term performance and enhancing retention. Executives receive a base salary, an annual cash incentive bonus, long-term equity-based incentives and perquisites, and are eligible to participate in our employee benefits plans.

Experience
ASGN takes pride in having a management team that has significant industry experience. Their proven record of delivering on our growth strategies puts them in high demand. Their longevity with our Company - a testament to the success of our compensation strategy - provides stability and continuity while improving our ability to follow through on long-term plans.

Industry Rankings
According to Staffing Industry Analysts’ 2018 reports, ASGN is a leader in multiple areas of the U.S. staffing industry:
•
Largest Marketing/Creative Staffing Firm
•
2nd Largest IT Staffing Firm
•
3rd Largest Clinical/Scientific Staffing Firm
•
4th Largest Direct Hire Firm
•
9th Largest Staffing Firm overall
•
18th Largest Engineering Staffing Firm

Globally, we are the 15th Largest Staffing Firm overall.

(1) Adjusted EBITDA is a non-GAAP measure defined as EBITDA (earnings before interest expense, income taxes, depreciation and amortization), plus, among other things, stock-based compensation expense and acquisition, integration and strategic planning expenses. See Annex A for a reconciliation of net income to Adjusted EBITDA.

(2) The growth rates are pro forma, which include revenues from businesses acquired during 2015, 2017 and 2018 as if those acquisitions occurred at the beginning of 2014.

The following graphs illustrate our improvement in revenues, Adjusted EBITDA and gross profit over the last five years and compares that information against the total compensation listed for our Chief Executive Officer in the Summary Compensation Table on page 33 of this Proxy Statement and in our prior proxy statements. These performance metrics are used or have been used by our Compensation Committee to calculate our named executive officers' performance-based compensation, as described below in the section entitled "Compensation Program Elements." The increase of our Chief Executive Officer's compensation is due to two factors: (a) a one-time special cash and equity grant valued at an aggregate of $5 million due to his leadership related to the successful completion of the Company’s largest acquisition in its history and other factors described below, one-half of which the Compensation Committee designated to his Deferred Compensation Account which he will not receive starting until the second year after his termination of service to the Company, and (b) a temporary increase in the price of our stock from January 2, 2018, the date Mr. Dameris received the largest of his annual equity grants of $3.5 million per his 2015 Employment Agreement (as defined below), and March 21, 2018, the date in which that grant was valued for accounting purposes since the performance targets were set on that date. While the Compensation Committee had approved a grant worth $3.5 million, the grant reflects a grant-date fair value of $4.7 million in the charts below, in our Summary Compensation Table and in other tables in this proxy statement. As of December 31, 2018, the grant was worth $3.0 million due to the drop in the price of our stock throughout the year.

Revenues(1) in millions
CEO compensation in millions
$14.0M
$10.0M
$8.5M
$7.0M
$5.5M
$4.0M
$3,500M
$2,500M
$2,000M
$1,500M
$1,000M
$1,859.9
$2,065.0
$2,440.4
$2,626.0
$3,399.8
$5.6
$7.6
$7.3
$7.7
$14.0
2014
2015
2016
2017
2018

Adjusted EBITDA(1) in millions
Net Income(1)(2) in millions
$50.0M
$40.0M
$30.0M
$20.0M
$10.0M
$0.0M
$450M
$400M
$350M
$300M
$250M
$200M
$150M
$100M
$205.9
$240.4
$285.0
$311.4
$403.3
$77.2
$97.7
$97.2
$157.7
$157.7
$5.6
$7.6
$7.3
$7.7
$14.0
2014
2015
2016
2017
2018

Gross profit(1) in millions
$17.5M
$14.5M
$11.5M
$8.5M
$5.5M
$2.5M
$1025M
$925M
$825M
$725M
$625M
$525M
$425M
$325M
$225M
$125M
$597.9
$678.7
$795.2
$850.1
$1,023.7
$5.6
$7.6
$7.3
$7.7
$14.0
2014
2015
2016
2017
2018

(1)	As reported for the year in which the compensation was earned.
(2)	2015 net income included gain on sale of discontinued operations, net of income taxes of $25.7 million.

Stock Performance Graph

The following graph compares the performance of ASGN’s common stock price during the period from December 31, 2013 to December 31, 2018 with the composite prices of companies listed on the NYSE and of companies included in the SIC Code No. 736—Personnel Supply Services Companies Index. The companies listed in the SIC Code No. 736 include peer companies in the same industry or line of business as ASGN.

The graph depicts the results of investing $100 in our common stock, the NYSE market index, and an index of the companies listed in the SIC Code No. 736 on December 31, 2013, and assumes that dividends were reinvested during the period.

The comparisons shown in the graph below are based upon historical data, and we caution stockholders that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, potential future performance.

Comparison of Cumulative Total Return

ASGN Incorporated (ASGN)
SIC Code Index
NYSE Market Index
200
150
100
50
0
2013
2014
2015
2016
2017
2018
$184.05
$156.07
$138.19
$128.72
$126.46
$124.72
$136.76
$115.02
$115.03
$106.87
$102.62
$96.41
$100.67
$106.44
$95.05

ASSUMES $100 INVESTED ON DECEMBER 31, 2013
ASSUMES DIVIDEND REINVESTED
YEAR ENDING DECEMBER 31, 2018

	Year Ended December 31,
	2013	2014	2015	2016	2017	2018
ASGN	$100.00	$95.05	$128.72	$126.46	$184.05	$156.07
SIC Code No. 736 Index—Personnel Supply Services Company Index	$100.00	$96.41	$100.67	$106.44	$138.19	$115.03
NYSE Market Index	$100.00	$106.87	$102.62	$115.02	$136.76	$124.72

Compensation Consultant

In 2015, the Compensation Committee retained Semler Brossy as its independent compensation consultant to help determine compensation for certain positions in the Company including all of the named executive officers as well as the Board of Directors. Semler Brossy also advised the Compensation Committee in designing the annual cash and long-term incentive compensation programs, and provided advice regarding the renewal of the Chief Executive Officer's employment agreement. These compensation programs and designs remained substantially in place through 2018. In 2018, the Compensation Committee re-engaged Semler Brossy to review the compensation of our Chief Executive Officer, the overall compensation package for our President, a special RSU grant to the President of our Apex segment (granted in 2019), and other compensation-related items, including our equity grant distribution plan. In addition, the Compensation Committee has also engaged Semler Brossy to review our director compensation program in 2019 (which has remained unchanged since 2015). The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee. In addition, the Compensation Committee had a limited engagement of Meridian Compensation Partners, LLP ("Meridian"), related to the special cash and equity bonus provided to Mr. Dameris, our Chief Executive Officer, in May 2018.

Compensation Philosophy

This section explains our compensation philosophy and compensation program as it relates to our named executive officers. The following table sets forth the key elements of our named executive officers’ compensation, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To provide stable income as compensation for ongoing performance of job responsibilities.
Annual performance-based cash compensation (bonuses)	To incentivize short-term corporate objectives and individual contributions to the achievement of those objectives.
Long-term performance-based equity incentive compensation
To incentivize long-term performance objectives, align the interests of our named executive officers with stockholder interests, encourage the maximization of shareholder value, and retain key executives.

Severance and change in control benefits
To encourage the continued attention and dedication of our named executive officers and provide reasonable individual security to enable our named executive officers to focus on our best interests, particularly when considering strategic alternatives.

Retirement savings (deferred compensation and 401(k) plans)	To provide retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide standard protection with regard to health, dental, life and disability risks as part of a market-competitive compensation package.

The Company seeks to attract, motivate and retain key talent needed to enable ASGN to operate successfully in a competitive environment. The Company’s fundamental policy is to offer ASGN's named executive officers competitive and fair compensation opportunities based upon their relevant experience, their individual performance, and the overall financial performance of ASGN in a way that is aligned with the long-term interests of the Company’s stockholders. The Company believes that the compensation program for the executive officers is instrumental to the Company’s performance.

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible and complementary rather than purely formulaic, and it is reviewed and revised on an annual basis. In alignment with the objectives set forth above, the Compensation Committee has generally determined the overall compensation of our named executive officers and its allocation among the elements described above, relying on the analyses and advice provided by its compensation consultant as well as input from our management team.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of its named executive officers. Through these agreements, ASGN seeks to further motivate such individuals, retain their services, and secure confidentiality and non-solicitation obligations from such executives, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

In exercising discretion to determine compensation, the Compensation Committee carefully considers the experience, responsibilities and performance of each executive officer, and the Company’s overall financial performance. In determining appropriate compensation for our executives, the Compensation Committee considers numerous factors including, but not limited to: rewarding results which are beneficial for the stockholders, competitive compensation, balancing cash and equity payments, recognizing external effects on our business, retention of our executive officers, skills of the executive officers, the Company’s business and growth strategy, and the overall reasonableness of compensation in the experience of our Compensation Committee members.
The Compensation Committee also compares our performance against that of our peer group as part of its oversight responsibilities, and uses industry performance data to set performance targets. The Compensation Committee conducted a comprehensive review of compensation practices for the Company's executives against the compensation of executive officers of competitor companies in 2015 with the support of Semler Brossy, and another review was conducted in 2018 for our Chief Executive Officer and our President, as well as a partial review related to a special grant for the President of Apex Systems. Another compensation consultant provided information and analysis to the management team in conjunction with the compensation review. In its analysis, Semler Brossy utilized a peer group of 18 professional services companies to establish the compensation for the Chief Executive Officer, including related industry peers, primarily in the staffing and consulting and government services areas. At the time of the compensation review, revenues for the prior 12 months of the entities in the peer group ranged from $1.2 billion to $8.2 billion, which are generally within one-third to a little more than twice ASGN’s revenues on a pro forma basis. For purposes of setting compensation for 2018, the Compensation Committee substantively maintained the structure of the compensation program set in 2015. In reviewing who the Company's peer group should be for purposes of the Semler Brossy compensation review conducted in 2018, we added certain peers with a stronger focus on the government contracting sector due to the Company's recent acquisition of ECS:
•Amedisys, Inc.;
•Booz Allen Hamilton Holding Corporation;
•CACI International Inc.;
•EPAM Systems, Inc.;
•Huron Consulting Group Inc.;
•Kelly Services, Inc.;
•ICF International, Inc.;
•Insperity, Inc.;
•Kforce Inc.;
•Korn/Ferry International;
•ManTech International Corporation;
•MEDNAX, Inc.;
•Robert Half International Inc.;
•Perspecta Inc.;
•Premier, Inc.;
•Science Applications International Corporation;
•Unisys Corporation; and
•Willis Towers Watson PLC.

The Compensation Committee considers the Chief Executive Officer’s reviews and assessments of the performance of the other executive officers in its compensation decisions. The Compensation Committee works closely with the Chief Executive Officer in setting compensation for the executive officers (other than the Chief Executive Officer), giving weight to the Chief Executive Officer’s evaluation of the other executive officers because of his direct knowledge of their performance. The Compensation Committee and Board reviews and assesses the performance of the Chief Executive Officer annually.

The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests, but the Compensation Committee does not employ any formal method for allocating between cash and equity awards or between long-term and short-term incentives. Instead, the Compensation Committee balances various goals, longer-term performance objectives and vesting conditions on an individualized basis.

As shown in the graphs below, a fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon the Company's performance, as well as upon his or her own individual level of performance such that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based incentive compensation program using multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria for the Company, comparing performance levels versus our industry, including periodic equity grants with performance-based vesting components. The Compensation Committee strives to align the remuneration potential for the executive officers with stockholder interests through the use of equity awards.

In connection with the successful completion of the Company's largest acquisition in its history, which allowed the Company to offer its services directly to the $129 billion government contract industry, our Compensation Committee approved a special one-time cash bonus and RSU grant to our Chief Executive Officer in May 2018. Separately, the Compensation Committee had become concerned that our Chief Executive Officer's compensation was falling behind his peers, especially in light of the fact that the Company had significantly outperformed its peers for the last several years in a row, and wanted to provide him with a benefit that would incentivize him to remain with the Company. In the last five years, the Company's revenues have almost doubled, with the Company's revenues growing 18.5 percent over that period on an as reported basis, which was four to seven percent each year above the industry weighted average over that period on a pro forma basis. The Compensation Committee entered into a limited engagement with Meridian to conduct a study of our Chief Executive Officer's pay compared to his peers. The mechanics and performance criteria for annual incentive awards, long-term incentive awards and the special cash and equity bonus for our Chief Executive Officer are discussed in greater detail below.

The following graphs show the allocations of various types of compensation awarded by the Compensation Committee to the named executive officers in 2018:

With respect to our named executive officers, the Compensation Committee linked a substantial portion of each executive’s total compensation in 2018 to the performance of the Company or division over which the executive has responsibility (as applicable), quantified by the following measurements: (i) EBITDA adjusted for the purposes of incentive compensation targets, but excluding gains, losses or expenses associated with unusual items which include restructurings, discontinued operations, force majeure, litigation, judgments and settlements, changes in tax laws or accounting principles, certain severance amounts, equity-based compensation expense, one-time gains or losses from disposal or sale of assets, and impairment of goodwill or other identifiable intangible assets (“Adjusted EBITDA”); (ii) Adjusted EBITDA per share; and (iii) gross profit. A calculation of Adjusted EBITDA, a non-GAAP measure, reconciling it to net income is included in Annex A.

The Compensation Committee believes this structure is appropriate because senior executives’ efforts and business judgment significantly impact the performance of the Company and the Company’s stock price, and these metrics qualify that impact. Our executive officers receive annual cash incentive compensation opportunities with attainment targets set each year by the Compensation Committee, based on percentages of their annual salary depending upon the scope of the executive’s responsibilities. Additionally, our executive officers receive annual RSU equity grants, the size of which increase as the executive’s level of responsibility and impact on overall Company performance increases. The value of the annual equity grants is tied to the value of ASGN’s common stock, with vesting schedules that are based on the attainment of performance-based goals established by the Compensation Committee and continued service to the Company over a period of time. We believe that linking equity awards to performance-based vesting conditions and continued service to the Company provides desirable retention and performance incentives. The Compensation Committee believes the use of both annual and long-term incentive awards encourages the executive officers to balance and manage short-term returns against long-term Company goals and investments in future opportunities. Annual incentive awards are generally cash awards intended to reward the executive for achieving growth in one or more designated business unit level or consolidated performance metrics. Multi-year, long-term incentive awards are typically equity awards, with vesting subject to the attainment of designated levels of Company or division financial performance, as well as the passage of time.

The Compensation Committee took under consideration the structure of these awards to individuals who are “covered employees” under Internal Revenue Code (the “Code”) Section 162(m) (discussed below) to the extent that certain compensation was grandfathered under such regulation in order that the compensation and would be able to be considered “qualified performance-based compensation” under Code Section 162(m) preserving the deductibility of the awards.

Our compensation decisions for the named executive officers in 2018, including each of the key elements of our executive compensation program, are discussed in detail below. This discussion is intended to be read in conjunction with the executive compensation tables and related disclosures.

Compensation Program Elements

Base Salary

One component of our compensation package is an annual salary commensurate with each executive officer’s experience, scope of responsibility, skill in executing those responsibilities and overall value to the organization. The Compensation Committee considers the following factors in determining the base salary for each named executive officer:

• individual performance as measured by the success of the executive officer’s business division or area of responsibility;
• competitiveness with salary levels of similarly-sized companies and our peer group evaluated through salary surveys and internal compensation parity standards;
• the range of the Company’s other executive officer salaries and annual salary increases awarded to the Company’s other executive officers;
• the performance of the Company and the overall economic climate;
• whether the base salary equitably compensates the executive for the competent execution of his or her duties and responsibilities;
• the executive officer’s experience; and
• the anticipated impact of the executive officer’s business division or area of responsibility.

The amount and timing of any increase in base compensation depends upon, among other things, overall economic conditions, the performance of the Company and the executive officer’s business unit (if applicable), the individual’s performance, internal compensation parity, and the time interval and any responsibilities assumed since the last salary increase. While the Compensation Committee allocates a competitive base salary for each executive, base salary is only a portion of the overall compensation program. Executive officers’ performance, including over-achievement, is generally rewarded through incentive programs, rather than base salary.

In determining whether or not to apply a salary increase for the named executive officers in 2018, the Compensation Committee considered the growth of the Company in the past year, along with the overall value of each named executive officer’s compensation and equity, the timing of the named executive officer’s last salary increase, the performance of the Company and the division over which the named executive officer has responsibility (if applicable), the percentage of executive compensation compared to the Company’s overall expenses, the performance of the staffing industry, and the overall economic climate. After taking all of this information into consideration, the Compensation Committee approved five percent cost-of-living increases to base salary for each named executive officer effective January 1, 2018 except for Mr. Wilson, who joined ASGN in April 2018 through the acquisition of ECS.

Cash Incentive Compensation

Executive officers, including our named executive officers, are eligible for annual incentive compensation payable in cash and tied to achievement of performance goals, which typically include components related to profitability and growth, either at the divisional or corporate levels, or a combination, depending upon the executive’s area of responsibility. By focusing on profitability and growth measures, the Compensation Committee attempts to relate annual cash incentive compensation to performance measures that demonstrate appropriate growth and contribute to overall shareholder value. Within the first 90 days of each fiscal year, the Compensation Committee typically establishes annual performance targets and corresponding target incentive compensation. Annual incentive compensation is typically calculated as a percentage of the individual’s base salary, with higher level executives eligible for higher target percentages. The Compensation Committee followed this procedure for 2018 annual incentive compensation, setting target and maximum cash incentive compensation opportunities of 100 percent and 200 percent in the aggregate, respectively, of annual base salary for Mr. Dameris, 75 and 150 percent in the aggregate of annual base salary for Mr. Hanson, 70 and 140 percent in the aggregate of annual base salary for Mr. Blazer, and 60 and 120 percent in the aggregate of annual base salary for Mr. Pierce, assigned according to the rank and the scope of responsibilities of the executive and provisions in their employment agreements. As Mr. Wilson joined the Company in April 2018, his cash incentive compensation structure was not set up the same, and was discretionary, though it has been aligned with the other named executive officers for 2019.

A table of 2018 annual base salary and target and maximum cash incentive compensation amounts is as follows:

	Annual Base Salary	Annual Cash Incentive Compensation
Name		Target	Maximum
Peter T. Dameris	$1,020,915	$1,020,915	$2,041,830
Theodore S. Hanson	630,000	472,500	945,000
Edward L. Pierce	584,325	350,595	701,190
Randolph C. Blazer	790,079	553,055	1,106,111
George H. Wilson	480,000	450,000	-

Except in the case of Mr. Wilson, over half of the 2018 potential cash compensation package for each of our named executive officers is attached to attainment of cash incentive compensation program targets assuming the achievement of applicable performance goals. The percentage of base salary plus annual cash incentive compensation compared to total compensation (which includes the executives' RSU grants in 2018) is as follows: Mr. Dameris, 43 percent (this calculation accounts for the special cash bonus and equity grant provided to Mr. Dameris in May 2018); Mr. Hanson, 53 percent; Mr. Pierce, 60 percent; Mr. Blazer, 58 percent; and Mr. Wilson, 21 percent (due to the grant of RSUs he received upon our acquisition of ECS). The Compensation Committee believes these arrangements appropriately links the executives’ remuneration to the performance of the Company and the benefits derived by the stockholders. The targets are based on full-year performance measures and are, therefore, established at a time when attainment is substantially uncertain. The cash incentive bonus opportunity for all of the named executive officers except Mr. Wilson consists of two components established by the Compensation Committee:  a “Tier 1 bonus” for target achievement of set objectives, and a “Tier 2 bonus” based on extraordinary performance surpassing those objectives, paid incrementally up to a pre-set maximum level. The Tier 1 bonus and Tier 2 bonus together make up the executive officer’s maximum annual cash incentive bonus opportunity. Structuring the annual incentive compensation in this manner upholds ASGN’s philosophy of paying for performance. The Tier 1 bonus component is designed to be achievable based upon highly competent management performance on the executive’s part, assuming certain economic conditions and other circumstances at the time the goal was established. The Tier 2 bonus component is designed to be difficult to achieve under those circumstances and to reward truly exceptional performance. As discussed above, Mr. Wilson joined ASGN in April 2018 in connection with the acquisition of ECS. As such, his cash incentive compensation structure consisted of a discretionary cash bonus of $425,000 (which is discussed in more detail under "President, ECS" below.

In 2018, the Compensation Committee established the cash incentive compensation percentages based on its review of the compensation study and recommendations made by Semler Brossy, provisions in each named executive officer’s employment agreement, historical cash incentive compensation amounts, and the same general factors that the Compensation Committee considered for annual base salary. The performance goals were set by the Compensation Committee after consultation with the Chief Executive Officer (with respect to named executive officers other than himself), and are intended to be a relative measure comparing us to our industry peers' performance. Therefore, the performance targets reflect growth from the prior year based on weighted averages of projected growth for the staffing industry sectors that ASGN serves as projected by SIA in its September 2017 report, the latest projections available prior to setting the targets. The Tier 1 targets were generally set at weighted industry average growth projections for 2018 over the prior year results, which was 4.15 percent growth on a consolidated Company basis. Tier 2 targets for Company performance were based on consolidated Adjusted EBITDA targets being 32 percent above the projected weighted industry average growth rates, or 6.5 percent above prior year results, and Revenues being 40 percent above the projected weighted industry average growth rates, or 7.1 percent above prior year results. Division performance targets generally required performance substantially above the industry weighted average growth projections. In 2018, for purposes of setting named executive officer annual cash incentive bonus targets, the Compensation Committee determined that growth and success in the areas of Adjusted EBITDA and gross profit for temporary assignment work would best indicate growth and success for certain divisions. The Compensation Committee believes that the Company’s success in these areas represents the measures used by our stockholders to assess our Company’s value. As described under “Compensation Philosophy” above, Adjusted EBITDA for purposes of incentive compensation targets is earnings before interest, taxes, depreciation and amortization but excluding gains losses or expenses associated with unusual items.

The cash incentive compensation target and maximum goals, and actual amounts earned with respect to those goals for each named executive officer, are set forth below for 2018.

Chief Executive Officer

Mr. Dameris’ target and maximum cash incentive compensation opportunities were set at 100 percent and 200 percent in the aggregate of his annual base salary, respectively, as provided for in the Second Amended and Restated Executive Agreement we entered into with Mr. Dameris on November 17, 2015 (the "Dameris Employment Agreement"). Mr. Dameris earned $2,041,830 out of a maximum possible cash incentive bonus of $2,041,830. The performance targets for Mr. Dameris' 2018 cash incentive bonus and the amounts earned are noted below.

Tier 1
Mr. Dameris was eligible to earn his Tier 1 cash incentive bonus equal to 100 percent of his annual base salary upon the Company’s attainment of the following targets during 2018:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
100%	Company achieves Adjusted EBITDA for 2018 of projected weighted industry growth of 4.15 percent over 2017, or $394,407,718	$423,808,387	$1,020,915	$1,020,915

Tier 2
Mr. Dameris was eligible to earn his Tier 2 cash incentive bonus of up to 100 percent of his annual base salary upon the Company’s attainment of the following targets during 2018:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
60%	Company achieves Adjusted EBITDA for 2018 of $394,407,718 to 4.15 percent growth over 2017, or $403,306,980, which is 6.5 percent above projected weighted industry growth for 2017 (based on a sliding linear scale)	$423,808,387	$612,549	$612,549
40%	Company achieves Revenue for 2018 of projected industry weighted growth of 4.15 percent over 2017, or $3,345,605,243, to 7.1 percent above 2017, or $3,440,367,945 (based on a sliding linear scale)	$3,547,922,041	$408,366	$408,366
	Tier 1 plus Tier 2 Total		$2,041,830	$2,041,830

Special One-Time Cash Bonus
In May 2018, the Compensation Committee granted Mr. Dameris a special cash bonus of $2.5 million which the committee designated to his Deferred Compensation Plan account. The bonus will be paid out over a 10-year period beginning the second year after his retirement or termination of employment, subject to an earlier termination of the plan or a qualifying change in control event.

President

Mr. Hanson's maximum cash incentive bonus opportunity is 150 percent of his annual base salary. Mr. Hanson was eligible to earn a Tier 1 cash incentive bonus up to 75 percent of his annual base salary, and up to another 75 percent of his annual base salary for a Tier 2 cash incentive bonus. The Tier 1 and Tier 2 target structure and goals were identical to that for Mr. Dameris, and he earned the maximum $472,500 possible for each Tier, for an aggregate cash incentive bonus of $945,000 for 2018.

Chief Financial Officer

Mr. Pierce’s maximum cash incentive compensation bonus opportunity is 120 percent of his annual base salary. Mr. Pierce was eligible to earn a Tier 1 cash incentive bonus up to 60 percent of his annual base salary, and up to another 60 percent of his annual base salary for a Tier 2 cash incentive bonus. The Tier 1 and Tier 2 target structure and goals were identical to that for Mr. Dameris, and he earned the maximum $350,595 possible for each Tier, for an aggregate cash incentive bonus of $701,190.

President, Apex Systems

Mr. Blazer’s maximum cash incentive compensation bonus opportunity was set at 140 percent of his annual base salary, and Mr. Blazer earned $1,089,147 out of a maximum cash incentive bonus possible of $1,106,111. The performance targets for Mr. Blazer's 2018 cash incentive bonus and the amounts earned are noted below.

Tier 1
Mr. Blazer was eligible to earn a Tier 1 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following targets during 2018 by ASGN and our Apex Segment:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
15%	Company achieves Adjusted EBITDA for 2018 of projected weighted industry growth of 4.15 percent over 2017, or $394,407,718	$423,808,387	$82,958	$82,958
15%	Creative Circle, LLC ("Creative Circle") achieves gross profit growth for temporary assignment work of 7.0 percent over 2017	8.1% over 2017	$82,958	$82,958
70%	Apex Segment achieves Adjusted EBITDA growth of 6.0 percent over 2017	15.2% over 2017	$387,139	$387,139

Tier 2
Mr. Blazer was eligible to earn a Tier 2 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following targets during 2018 by ASGN and our Apex Segment:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
10%	Company achieves Adjusted EBITDA for 2018 of $394,407,718 to 4.15 percent growth over 2017, or $403,306,980, which is 6.5 percent above projected weighted industry growth for 2017 (based on a sliding linear scale)	$423,808,387	$55,306	$55,306
10%	Company achieves Revenue for 2018 of projected industry weighted growth of 4.15 percent over 2017, or $3,345,605,243, to 7.1 percent above 2017, or $3,440,367,945 (based on a sliding linear scale)	$3,547,922,041	$55,306	$55,306
10%	Creative Circle achieves gross profit growth for temporary assignment work of 7.0 to 8.6 percent growth over 2017 (based on a sliding linear scale)	8.1% over 2017	$55,306	$38,342
70%	Apex Segment achieves Adjusted EBITDA growth of 6.0 to 7.4 percent over 2017 (based on a sliding linear scale)	15.2% over 2017	$387,139	$387,139
	Tier 1 plus Tier 2 Total		$1,106,111	$1,089,147

President, ECS

Mr. Wilson’s 2018 cash incentive bonus was discretionary, as the Compensation Committee did not want to disrupt his previous cash incentive bonus plan mid-year in the year of acquisition. The Compensation Committee reviewed the partial year performance of Mr. Wilson, considering objective and subjective performance factors, including but not limited to year-over-year growth, EBITDA as compared to industry peers, customer satisfaction and building of core values, as well as his equity compensation for 2018, and granted Mr. Wilson a cash incentive bonus of $425,000. The Compensation Committee also revised his cash incentive bonus opportunity structure for 2019 to track that of the other named executive officers, with a maximum cash incentive bonus opportunity of 140 percent of his annual base salary, consisting of a Tier 1 target cash incentive bonus up to 70 percent of his annual base salary, and a Tier 2 cash incentive bonus of up to another 70 percent of his annual base salary.

Equity Incentive Compensation

The Compensation Committee periodically approves grants of RSUs to ASGN’s executive officers, including its named executive officers. These grants are designed to balance the comparatively short-term goals of the annual cash incentive compensation bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, ASGN believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.

In 2018, the Company continued to rely on long-term equity awards in the form of RSUs to ensure a strong connection between the executive compensation program and the long-term interests of the Company’s stockholders. RSUs enable the Company to confer value in excess of simple future appreciation, providing a valuable incentive in a sometimes volatile market. Accordingly, the Company believes that RSUs are an effective compensation element for attracting executives and promoting their long-term commitment to the Company. The Compensation Committee prefers RSUs to stock options because, unlike stock options, RSUs are not at risk of having an exercise price which is greater than the market price of the underlying shares during the vesting period and thereby failing in their fundamental purpose of providing an incentive to the executives to remain employed with the Company and focus efforts on achieving the performance targets necessary for vesting.

The annual 2018 RSU grants for the named executive officers had vesting terms that were conditioned upon achievement of performance criteria. The Compensation Committee believes that conditioning the vesting of RSU awards on the attainment of performance objectives is appropriate because this type of award creates an incentive for the executive to attain the designated performance criteria for vesting purposes, as well as to execute business plans that increase the overall fair market value of our common stock and align the executives’ interests with the Company’s stockholders. Upon achievement of the performance targets, many of these grants continue to be subject to additional time-vesting requirements which provides additional retention incentives.

The size of the RSU grants is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the executive’s seniority and ability to impact our stock price. In determining the size of the grants, the Compensation Committee also considers the executive officer’s annual salary and annual cash incentive compensation opportunity. The Compensation Committee also takes into account the scope and business impact of the executive’s position, the individual’s potential to assume future duties and responsibility on behalf of ASGN over the vesting schedule, the executive’s individual performance in recent periods, and the executive’s current holdings of ASGN stock and options received through previous equity grants, as well as the equity plan’s individual award limits, quality of service to the Company, experience of the officer, the then-current fair market value of the Company’s common stock, and the overall equity awarded to each executive officer. The Compensation Committee feels that taking all of these factors into consideration enhances our ability to provide meaningful, appropriate and balanced incentives.

Long-term equity incentive compensation, structured in a way that aligns compensation of the executive officers with interests of our stockholders, comprised a significant portion of our named executive officers’ total 2018 compensation. The Compensation Committee granted Mr. Dameris, our Chief Executive Officer, annual equity awards in 2018 in accordance with the terms of the Dameris Employment Agreement. Pursuant to the agreement, Mr. Dameris’ 2018 annual equity awards have both one-year and multi-year vesting schedules and are further conditioned on performance-vesting requirements linked to the attainment of specified goals related to Adjusted EBITDA and Adjusted EBITDA per share. The Compensation Committee believes that a multi-year vesting schedule, which governs the majority of Mr. Dameris' RSU grants, encourages Mr. Dameris’ continuation in service with the Company through those vesting dates. In addition, the Compensation Committee believes that Mr. Dameris’ RSU grants provide him with incentive to focus on increasing the long-term value of the Company as measured by the Company’s Adjusted EBITDA. The use of Adjusted EBITDA targets encourages Mr. Dameris and his executive team to focus on producing financial results that align with the interests of our stockholders, which is why it is used with both cash incentive bonuses and RSU performance targets.

The Compensation Committee similarly strove to align the remuneration potential for the other named executive officers with stockholder interests through the use of annual RSU equity awards during 2018. Equity awards for Messrs. Hanson, Pierce, Blazer and Wilson included multi-year vesting components based on the achievement of Adjusted EBITDA performance targets set by the Company.

In addition to the annual performance grants to the named executive officers, the Compensation Committee awarded special RSU grants to Messrs. Dameris and Wilson. Our Compensation Committee provided a time-vesting retention RSU grant to Mr. Dameris in May 2018, along with a contribution to his deferred compensation plan account, related to the successful completion of the Company’s largest acquisition in its history, which also opened up the $129 billion government contract industry for the Company to offer its services. The long-term retention RSU grant to Mr. Wilson vests 50 percent on the fourth anniversary of grant and 50 percent on the fifth anniversary of grant, was granted in conjunction with the acquisition of ECS, and is intended by the Compensation Committee to encourage Mr. Wilson to remain with the Company for the long term.

The 2018 annual long-term equity incentive compensation granted to each named executive officer is set forth below.

Chief Executive Officer

On January 2, 2018, Mr. Dameris was granted the following annual equity incentive compensation opportunities pursuant to the Dameris Employment Agreement:

•
Tranche A Award - Mr. Dameris was granted 12,626 RSUs having a grant date fair market value of $800,000. This award vested on January 2, 2019 and was subject to continued service to the Company and the Company attaining positive EBITDA in 2018 which was achieved. Mr. Dameris received 12,626 shares on February 14, 2019 when the Compensation Committee certified achievement of the performance goal.

•
Tranche B Award - Mr. Dameris was granted 54,450 performance-based RSUs with a grant date fair market value of $3,450,000, and the performance targets were set on March 21, 2018, with two-thirds of the grant being for target performance, and the remaining one-third for performance in excess of the target, which in this case requires over seven percent growth over the prior year's performance which was almost double the industry weighted growth rate for the Company for 2018 as projected by SIA in its September 2017 report, the latest projections available prior to setting the targets. The RSUs are eligible to vest based on the

Company’s attainment of Adjusted EBITDA at various levels over the one-year period ending on December 31, 2018. The earned portion of the award vests and becomes (or became) payable in three equal components January 2 of 2019, 2020 and 2021, subject to continued service to the Company. The Compensation Committee set the applicable targets and their weighting as follows:

% of RSU Award	Performance Target	Maximum Number of Shares to be Earned
10%	Company achieves a minimum of $315,526,174 of Adjusted EBITDA	5,445
40%	Company achieves Adjusted EBITDA of $315,526,174 to $354,966,946 (sliding linear scale)	21,780
16.7%	Company achieves Adjusted EBITDA of $354,966,946 to $394,407,718 (sliding linear scale)	9,093
33.3%	Company achieves Adjusted EBITDA of $394,407,718 to $403,306,980 (sliding linear scale)	18,132
		54,450

The Company achieved $423,808,387 in Adjusted EBITDA in 2018, and therefore Mr. Dameris earned the maximum number of the 54,450 shares related to this RSU grant when the Compensation Committee certified achievement of the performance goals. 18,150 of the shares vested and paid out upon certification of performance on February 14, 2019, with the remaining shares to vest and be paid out equally on January 2, 2019 and January 2, 2020, subject to continued service to the Company.

•
Tranche C Award - Mr. Dameris was granted an RSU award with a fair market value of up to $500,000, with the share number determined on the date of settlement. Pursuant to the grant terms, Mr. Dameris was eligible to receive a linear pro rata portion of the grant based on percentage attainment of the target after a minimum threshold was met. On March 21, 2018, the Compensation Committee set the performance targets for the Tranche C award, and the minimum threshold target was determined to be achievement by the Company of Adjusted EBITDA per share of $6.79 during the 12-month performance period ending December 31, 2018. Mr. Dameris vested in 80 percent of the Tranche C award upon achievement of the minimum threshold target. The remaining 20 percent of the target was achievable upon the Company attaining Adjusted EBITDA per share of the Company’s common stock of $6.79 to $8.29 during the same performance period. The Company achieved $8.08 in Adjusted EBITDA per share in 2018, and therefore Mr. Dameris vested in 97.4 percent of the Tranche C award, receiving 7,519 shares on February 14, 2019 when the Compensation Committee certified partial achievement of the performance goal.

On May 2, 2018, the Compensation Committee granted Mr. Dameris a special one-time award of 30,803 RSUs, which had a fair market value of $2.5 million on the grant date. The RSU award vests one-third each on the first, second and third anniversaries of the grant date, subject to Mr. Dameris' continued service to the Company through the vesting dates.

Other Named Executive Officers

Messrs. Hanson, Pierce and Blazer received grants of 22,095, 13,415, and 21,306 RSUs, respectively, on January 2, 2018. Sixty percent of these grants vest (or vested) in three equal, annual installments on January 2 of 2019, 2020 and 2021, subject to achievement of positive Adjusted EBITDA for the Company in 2018 (the "Positive EBITDA Component") and continued service to the Company. Mr. Wilson received a grant of 9,888 RSUs with the same performance targets on April 2, 2018, and 60 percent of his grant will vest one-half on April 2, 2020, one-fourth on April 2, 2021, and the remaining one-fourth on April 2, 2022. Consistent with its overall compensation philosophy, the Compensation Committee believes that the added time-vesting requirement of the RSU grants creates a retention incentive for the executive officers and rewards them for exercising business judgment that maximizes the trading price of the Company’s common stock over a multi-year period. The remaining 40 percent of each RSU award is also performance-based, vesting in three equal, annual installments subject to attainment of performance targets established by the Compensation Committee for 2018, 2019 and 2020 (the "Three-Year Performance Component"), and subject to continued service to the Company. On March 21, 2018, the Compensation Committee established the following targets for performance-vesting grants for Messrs. Pierce and Blazer for 2018 (which targets were the same for Mr. Wilson when he received his grant on April 2, 2018): 50 percent based on the Company achieving $394,407,718 of Adjusted EBITDA in 2018, and up to an additional 50 percent vested on a linear basis incrementally for Company achievement of Adjusted EBITDA greater than $394,407,718 up to a maximum of $403,306,980 in 2018. The targets for the Three-Year Performance Component for Mr. Hanson were as follows:

% of RSU Award	Performance Target	Maximum Number of Shares to be Earned
10%	Company achieves a minimum of $315,526,174 of Adjusted EBITDA	948
40%	Company achieves Adjusted EBITDA of $315,526,174 to $354,966,946 (sliding linear scale)	3,794
16.7%	Company achieves Adjusted EBITDA of $354,966,946 to $394,407,718 (sliding linear scale)	1,584
33.3%	Company achieves Adjusted EBITDA of $394,407,718 to $403,306,980 (sliding linear scale)	3,158
		9,484

According to the terms of these grants, if the Three-Year Performance Component performance goal was not attained in full, any portion of these 2018 performance-target grants which was not earned would roll forward for only one year to become part of the 2019 performance-target grants scheduled to vest in January 2020 contingent upon attainment of the applicable target for 2019. The roll forward provision also applies to the 2019 and 2020 portions of these grants. The targets applied to the first third of the Three-Year Performance Component of the January 2, 2018 grants also apply to the second third of the related Three-Year Performance Component of the executives' January 3, 2017 grant, and the final third of the related Three-Year Performance Component of the executives' January 4, 2016 grant. The Company achieved $423,808,387 in Adjusted EBITDA in 2018 so these named executive officers earned their 2018 performance-target grants in full, and no portion was rolled forward to the following year.

In addition to the above, Mr. Wilson was awarded a one-time special long-term retention grant upon acquisition of ECS on April 2, 2018 of 25,448 RSUs which had a fair market value of $2.1 million on the date of grant. This retention grant is identical in terms to the retention grant received in October 2015 by all the other named executive officers except for Mr. Dameris. Vesting of this RSU award is conditioned upon achievement of a positive Adjusted EBITDA performance target over the three-year period ending on December 31, 2020. If this performance target is achieved, the awards will vest 50 percent each on the fourth and fifth anniversaries of the grant date, subject to Mr. Wilson's continued service to the Company through those dates.

Other Benefits

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company-sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote ASGN’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving ASGN’s growth, profitability and other goals.

401(k) Plan

ASGN and its subsidiaries offer tax-qualified 401(k) plans to our U.S. employees. Some of our executives and other employees are not eligible to fully participate up to the maximum contribution levels permitted by the Code in their applicable 401(k) plan as a result of their status as “highly compensated” employees under the Code.

Deferred Compensation Plan

In June 2017, the Compensation Committee approved the Company's Deferred Compensation Plan, effective June 1, 2017 (the "DCP"), to provide an added benefit to executives who wanted to defer more of their compensation than they were able to under their 401(k) plan. Under the DCP, executives can defer up to 100 percent of their bonus and 75 percent of their base salary to a later date or series of dates at their election. The deferred amounts are not taxable to the participant until paid out pursuant to the participant's deferral election. Participants can choose from a number of investment fund options that are similar to the investment fund options available under the Company's 401(k) plans, and can change their investment fund election from time to time. The Company does not match any contributed funds as it may for the 401(k) plans. The plan is administered by a third party administrator, and the funds are invested by a rabbi trustee. The benefits to the plan are that funds contributed to the plan are tax-deferred without government contribution limits, however, upon a change in control of the Company, participants lose the deferral benefit and funds will be distributed to them in a lump sum upon a change in control event. Further, the funds are not protected in the event of a corporate insolvency or bankruptcy and are considered unsecured claims against the Company. Participants are not allowed to withdraw their funds from the plan early, however in the case of an unforeseeable emergency, a participant may request a hardship exemption.

Severance and Change in Control Benefits

In 2018, each of our named executive officers was party to an employment agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Second Amended and Restated Change in Control Agreement with Mr. Dameris that was effective on December 31, 2015 (the "Dameris CIC Agreement"), the Executive Change of Control Agreement entered into with Mr. Pierce on September 1, 2012 (the "Pierce CIC Agreement") as well as the Company's Change in Control Severance Plan, as amended and restated on December 10, 2015 (the "CIC Severance Plan") in which Messrs. Hanson, Blazer and Wilson participate, ASGN provides for cash severance and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of ASGN in all circumstances.

Pursuant to the Dameris CIC Agreement and the Pierce CIC Agreement, in the event it is determined that any payment arising under the agreements would be subject to an excise tax for any excess parachute payment under Code Section 280G, a "best pay cap" reduction for any excess parachute payments under Code Section 280G is provided for unless the executive would receive a greater benefit without the reduction and after paying the related excise tax. The Compensation Committee believes that the change in control arrangements serve to minimize any distraction to the executive officers resulting from a potential change in the control of the Company and decrease the risk that these individuals would leave ASGN when a transaction was imminent which would reduce the value of ASGN to a prospective buyer, or to the stockholders in the event the transaction failed to close. Further, the Compensation Committee has structured the change in control severance payments for Mr. Dameris as "double-trigger" (becoming payable only upon a qualifying termination following the change in control) and believes that this form of payment appropriately serves these goals yet avoids bestowing a windfall on the executive officers in the event that they are not involuntarily terminated following such an event.

The Pierce CIC Agreement provides for full acceleration of all unvested equity awards then held by Mr. Pierce as of immediately prior to a change in control regardless of whether he is involuntarily terminated upon or following the transaction. The executive severance and change in control arrangements are further described under the heading "Employment Agreements" and "Payments upon Termination or Change in Control" below.

Perquisites

In 2018, ASGN made reasonable perquisites available to its executive officers, which included a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits) and/or payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits). Each of these perquisites were all available to Messrs. Dameris, Hanson, Pierce and Blazer, though in some cases they were not used. The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of ASGN and authorizes these benefits in order to limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. In 2018, the Compensation Committee considered the requirements of Code Sections 409A and 162(m) where applicable when structuring the executive compensation packages. Generally, Section 162(m) of the Code disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its covered employees. Remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation prior to the Tax Cuts and Jobs Act ("the "Act"). As part of the Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated. In addition, the determination of covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we will not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee with limited grandfathered exceptions. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, the increase in our stock price, and other factors beyond the Compensation Committee’s control can also affect the deductibility of compensation. While the Compensation Committee endeavors to minimize deductibility limitations for the Company, the Compensation Committee authorizes payments that may become subject to these limitations in order to properly incentivize the Company's executive officers.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent tax penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. Our Board and its Compensation Committee have noted the unfavorable consequences to the Company and its executives of triggering such excess payments, and have taken measures to minimize these negative consequences and none of our named executive officers have tax gross-up provisions in any of their compensation agreements or arrangements. In 2015, Mr. Dameris and the Compensation Committee agreed to remove the tax gross-up provision included in his change in control agreement; and the Dameris CIC Agreement now includes a best pay cap reduction provision for excess parachute payments under Code Section 280G unless the executive would otherwise receive a greater after-tax benefit without the reduction and after paying the related taxes (including the excise tax). Mr. Pierce has the same best pay cap reduction provision in his Pierce CIC Agreement.
The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.
While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2018 Annual Meeting of Stockholders held on June 14, 2018, 91 percent of the votes affirmatively voted on the say-on-pay proposal at that meeting voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support of the compensation program, objectives and policies for our named executive officers. The Company submits compensation for named executive officers for advisory vote on an annual basis pursuant to the advisory recommendation of stockholders made in 2017, and the Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of ASGN has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee of the Board of Directors
Jonathan S. Holman (Chairman)
Senator William E. Brock
Jeremy M. Jones
Arshad Matin

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to ASGN for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Comp(3)	All Other Compensation(4)	Total
Peter T. Dameris	2018	$1,020,915	$2,500,000	$8,444,263	$2,041,830	$10,380	$14,017,388
Chief Executive Officer	2017	972,300	—	4,867,700	1,870,146	10,380	7,720,526
	2016	926,000	—	4,493,516	1,852,000	10,380	7,281,896
Theodore S. Hanson	2018	630,000	—	1,591,129	945,000	24,486	3,190,615
President	2017	600,000	35,000	1,122,715	866,741	23,059	2,647,515
	2016	480,000	—	602,499	672,000	24,273	1,778,772
Edward L. Pierce	2018	584,325	—	1,046,344	701,190	288	2,332,147
Executive Vice President and Chief Financial Officer	2017	556,500	25,000	755,177	643,122	288	1,980,087
	2016	530,000	—	588,910	636,000	288	1,755,198
Randolph C. Blazer	2018	790,079	—	1,652,829	1,089,147	21,692	3,553,747
President, Apex Systems	2017	752,456	160,000	1,230,742	893,931	23,707	3,060,836
	2016	716,625	—	893,549	986,748	20,931	2,617,853
George H. Wilson(1)	2018	340,000	425,000	2,698,404	—	176	3,463,580
President, ECS

(1)	Mr. Wilson joined ASGN via acquisition of ECS on April 2, 2018, and therefore his compensation reflects the amounts received from April 2, 2018 through the end of the year.
(2)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 9 to the consolidated financial statements for the year ended December 31, 2018 included in our Annual Report. With respect to the performance-based RSUs, the fair value included in the amounts above is based on the probable outcome of the applicable performance goals. The 2018 stock award amounts are the maximum level payout amounts with the exception of Mr. Dameris, whose maximum payout amount would be $8,457,263.

(3)	All non-equity incentive plan compensation amounts were earned based on performance in the year reported and were paid out in February of the subsequent year.
(4)
The amounts set forth in the "All other compensation" column in 2018 for Mr. Dameris includes $288 for life insurance premiums paid by ASGN; $5,400 for his auto allowance; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; and $692 for long-term and short-term disability, and accidental death and dismemberment insurance. Mr. Hanson's 2018 amount includes $6,294 in 401(k) plan matching contributions; $6,000 in auto allowance; $5,154 in personal liability insurance premiums; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; $2,894 in expenses related to President's Club trip costs; and $144 for short-term disability insurance. The 2018 amounts for Messrs. Pierce and Wilson include life insurance premiums paid by ASGN and ECS, respectively. Mr. Blazer's 2018 amount includes $7,894 of 401(k) plan matching contributions; $6,000 of auto allowance; $5,154 in personal liability insurance premiums; and $144 for short-term disability insurance; and reimbursement of $2,500 for tax preparation fees.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2018. The grant date for purposes of the stock grants in the table below is the date used for accounting purposes, which is the date the performance targets for such grants are determined, even though the actual grant may have occurred on an earlier date.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Peter T. Dameris	1/2/2018					12,626		799,983
	3/21/2018				5,445	36,301	54,450	4,657,109
	3/21/2018				(3)	(3)	(3)	487,200
	5/2/2018							2,499,971(5)
	3/21/2018		1,020,915	2,041,830
Theodore S. Hanson	1/2/2018					12,310		779,962
	3/21/2018				4,742		9,484	811,167
	3/21/2018		472,500	945,000
Edward L. Pierce	1/2/2018					8,049		509,985
	3/21/2018				3,136		6,271	536,359
	3/21/2018		350,595	701,190
Randolph C. Blazer	1/2/2018					12,783		809,931
	3/21/2018				4,928		9,855	842,898
	3/21/2018		553,055	1,106,111
George H. Wilson	4/2/2018					5,933		489,591
	4/2/2018				660		1,319	108,844
	4/2/2018					25,448		2,099,969
	4/2/2018		450,000

(1)
Executive annual cash incentive compensation is determined by the Compensation Committee. See “Compensation Discussion and Analysis—Annual Incentive Compensation” for a general description of the criteria used in determining incentive compensation paid to our named executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2018. The “target” amount represents the cash incentive bonus the named executive officer could receive if the applicable performance goals were achieved, and is also the threshold for payment, with the exception of Mr. Wilson who had a target bonus which was discretionary and did not have a threshold or maximum. The “maximum” amount represents the named executive officer’s maximum cash incentive bonus opportunity for truly exceptional performance.

(2)
Represents the portion of performance-based RSU awards that have 2018 performance targets, with the exception of the last equity incentive grant listed for Mr. Wilson which has a three-year performance target beginning in 2018. For the awards with January 2, 2018 grant dates, performance targets had been pre-determined by the Compensation Committee. The awards listed as having March 21, 2018 grant dates had in fact previously been granted to the named executive officers by the Compensation Committee, however the awards were awaiting the determination of performance targets which the Compensation Committee set on March 21, 2018. The equity incentive awards to Mr. Dameris with March 21, 2018 grant dates were granted pursuant to his employment agreement, and were issued on January 2, 2018. The March 21, 2018 equity incentive awards for the named executive officers except Messrs. Dameris and Wilson included the first third of an award issued on January 2, 2018, the second third of an award issued on January 3, 2017, and the third third of an award issued on January 4, 2016. Mr. Wilson's second equity incentive award includes the first third of an award issued to him on that date. The “Threshold” amount represents the minimum number of RSUs that could vest if the applicable performance goals are achieved at threshold levels. The “Maximum” amount represents the maximum number of RSUs that are available to vest. The RSU grants that have a specific performance target are set forth in the "Target" column. See "Compensation, Discussion and Analysis - Equity Incentive Compensation" beginning on page 27 for a general description of the criteria used in determining the equity compensation granted to our named executive officers.

(3)
The Dameris Employment Agreement provides that Mr. Dameris is entitled to receive a performance award equaling a number of shares of the Company's common stock having a fair market value of up to $500,000, determined on the date of settlement. Therefore, the share numbers are not known at the time of grant, and the "threshold," "target" and "maximum" amounts at the time of grant are dollar-denominated. These amounts were $400,000, $450,000 and $500,000, respectively.

(4)
Amounts shown in this column in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the probable outcome of the applicable performance goals. Assumptions used in the calculation of these amounts with respect to stock–based grants are included in Note 9 to the consolidated financial statements for the year ended December 31, 2018 included in our Annual Report. These grant date fair value calculations may differ from the fair value on the legal grant date which is what determines the number of RSUs that are granted, due to the increase or decrease in the Company's stock price between the date of grant and the date the performance targets for the grants were set.

(5)
On May 2, 2018, the Compensation Committee awarded Mr. Dameris a special time-vesting grant of 30,803 RSUs at a fair market value of the closing price on the grant date of $81.16 per share. The RSUs vest one-third each on May 2 of 2019, 2020 and 2021, subject to continued service to the Company.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

We have entered into employment agreements with certain of our named executive officers as described in this section. Under the terms of their employment agreements or separate protective covenant agreements which all of our employees sign, the named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and change in control agreements upon their termination of employment and/or change in control. The Compensation Committee is in the process of providing new or amended agreements to Messrs. Dameris and Hanson due to the pending changes in their roles with the Company.

Peter T. Dameris

On November 17, 2015, Mr. Dameris entered into a second amended and restated senior executive agreement with the Company effective December 31, 2015, the Dameris Employment Agreement, which provides for a four-year term through December 31, 2019, with automatic renewals thereafter for one-year periods. The Dameris Employment Agreement designates that Mr. Dameris shall receive a base salary of no less than $926,000 beginning January 1, 2016. As of January 1, 2018, his base salary was increased to $1,020,915. The agreement further provides that beginning in 2016, Mr. Dameris will receive an annual cash incentive bonus targeted at 100 percent of his annual salary, with a maximum annual bonus opportunity equal to 200 percent of his annual salary in the aggregate. In addition, under the Dameris Employment Agreement, Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, retirement and welfare plans to the extent applicable to other peer executives of the Company, and Mr. Dameris is entitled to receive a stipend of $450 per month for the lease of an automobile and other related expenses.
Under the Dameris Employment Agreement, Mr. Dameris is eligible to receive the following long-term incentive awards: (i) annual RSU awards each having a value of $800,000 for 2016 through 2019 based on achievement of positive Adjusted EBITDA for the year of award (the "Tranche A awards"); (ii) annual RSU awards for 2016 through 2019, the value of each of which are to be set between $2,300,000 and $3,450,000, based on the achievement of applicable performance goals over the calendar year during which the award is granted (the "Tranche B awards"); (iii) annual performance awards for 2016 through 2019, the value of each providing the opportunity to vest in common stock of the Company with a value of $500,000 (the "Tranche C awards"). Pursuant to the Dameris Employment Agreement, he also received a one-time RSU award with a grant date fair value of $800,000 on January 1, 2016 based on achievement by the Company of positive Adjusted EBITDA in 2016 (the "Additional award"). The Tranche A awards vest and become payable, subject to continued service to the Company and attainment of the performance target, on January 2 of the year following the year of grant. The Tranche B awards vest and become payable (to the extent earned and subject to continued service to the Company) in substantially equal installments, on January 2 of each of the three years following the year of grant. The Tranche C awards vest, subject to the attainment of applicable performance goals and continued service to the Company, on January 2 of the year following the year of grant. The third of four pro rata installments of the Additional award vested and was paid on January 2, 2019, and the remaining installment will vest on January 2, 2020, subject to Mr. Dameris' continued service to the Company.
The Dameris Employment Agreement also provides for payments and benefits upon a qualifying termination of employment, as described in further detail under “Payments upon Termination or Change in Control” below. Further, the Dameris Employment Agreement provides for the clawback, repayment or recapture of incentive compensation by the Company as required by law and as required by any applicable clawback policy adopted by the Company to comply with law or regulation if our financial statements are restated.

On May 2, 2018, the Compensation Committee granted Mr. Dameris a special one-time award of 30,803 RSUs, which had a fair market value of $2.5 million on the grant date. The RSU award vests one-third each on the first, second and third anniversaries of the grant date, subject to Mr. Dameris' continued service to the Company through the vesting dates. He was also awarded a special cash bonus of $2.5 million which the committee designated to his Deferred Compensation Plan account. The bonus will be paid out over a 10-year period beginning the second year after his retirement or termination of employment, subject to an earlier termination of the plan or a qualifying change in control event.

Other Named Executive Officers

Under the terms of employment agreements for Messrs. Hanson, Pierce, Blazer and Wilson, they are entitled to a minimum annual base salary, subject to annual increases thereafter. Their current base salary and target bonus amounts are set forth in a table above under "Cash Incentive Compensation," and their annual RSU grants are discussed above under "Equity Incentive Compensation." These executives and their legal dependents are also entitled to participate in our incentive, savings, retirement and welfare plans. In addition, the employment agreements for each include the following provisions:

Theodore S. Hanson

Mr. Hanson entered into an employment agreement with Apex Systems on January 15, 2008 which was amended on various occasions, most recently on May 15, 2012. Pursuant to his employment agreement, Mr. Hanson served as Chief Financial Officer of Apex Systems, however he subsequently took on additional responsibilities and he is currently the President of ASGN. Mr. Hanson’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

Edward L. Pierce

Mr. Pierce entered into an employment agreement with the Company on September 1, 2012 when he assumed the position of Chief Financial Officer. Mr. Pierce’s employment agreement provides for a potential to earn up to 100 percent of his base salary based on achievement of targets and over-achievement of targets, though in 2017, his maximum cash incentive bonus potential was 120 percent of his base salary. Pursuant to his employment agreement, Mr. Pierce is eligible to receive reimbursement for actual, properly substantiated expenses incurred in connection with: a monthly automobile allowance in the amount of $450, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

In connection with entering into an employment agreement with Mr. Pierce, the Company granted him: (i) an award of 75,000 stock options on September 1, 2012; (ii) an RSU award with a fair market value of $146,666 on September 1, 2012; and (iii) an RSU award with a fair market value of $440,000 on January 2, 2013; all of which have fully vested.

Randolph C. Blazer

Mr. Blazer entered into an employment agreement with Apex Systems on January 8, 2007 which was amended on several occasions, most recently on May 15, 2012. Pursuant to his employment agreement, Mr. Blazer serves as President of Apex Systems. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

George H. Wilson

Mr. Wilson entered into an employment and non-competition agreement with the Company on January 31, 2018, which became effective as of the acquisition of ECS in April 2018. This agreement provides for a one-year term with automatic renewals for one-year periods thereafter. Pursuant to his employment and non-competition agreement, Mr. Wilson serves as President of ECS, and is entitled to a base salary of $480,000 and an initial annual target bonus of $450,000. His agreement further provides that he shall be a participant in the Company's CIC Severance Plan, and provides for payments and benefits upon a termination of employment due to certain circumstances including death, disability, and termination by the executive for good reason. The severance payments and benefits are described in further detail under “Payments upon Termination or Change in Control” below. The employment and non-competition agreement also includes restrictive covenants related to Mr. Wilson's employment and his status as one of the sellers of ECS to the Company.

Mr. Wilson was awarded a one-time special long-term retention grant upon acquisition of ECS on April 2, 2018 of 25,448 RSUs which had a fair market value of $2.1 million on the date of grant. Vesting of this RSU award is conditioned upon achievement of a positive Adjusted EBITDA performance target over the three-year period ending on December 31, 2020. If this performance target is achieved, the awards will vest 50 percent each on the fourth and fifth anniversaries of the grant date, subject to Mr. Wilson's continued service to the Company through those dates.

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(18)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(18)
Peter T. Dameris					9,350	(2)	509,575
					26,881	(3)	1,465,015
					51,546	(4)	2,809,257
					12,626	(5)	688,117
					54,450	(6)	2,967,525
					7,519	(7)	409,786
					30,803	(8)	1,678,764
Theodore S. Hanson					22,527	(9)	1,227,722
					3,506	(10)	191,077
					11,653	(11)	635,089
					12,310	(12)	670,895
					2,337	(13)	127,367
					3,885	(14)	211,733
					3,262	(15)	177,779
								6,524	(19)	355,558
								3,884	(20)	211,678
Edward L. Pierce	50,000		16.51(1)	9/1/2022
					22,527	(9)	1,227,722
					3,272	(10)	178,324
					6,902	(11)	376,159
					8,049	(12)	438,671
					2,181	(13)	118,865
					2,301	(14)	125,405
					1,789	(15)	97,501
								3,577	(19)	194,947
								2,301	(20)	125,405
Randolph C. Blazer					49,560	(9)	2,701,020
					5,142	(10)	280,239
					10,756	(11)	586,202
					12,783	(12)	696,674
					3,428	(13)	186,826
					3,586	(14)	195,437
					2,841	(15)	154,835
								5,682	(19)	309,669
								3,586	(20)	195,437
George H. Wilson								25,448	(21)	1,386,916
					5,933	(16)	323,349
					1,319	(17)	71,886
								2,636	(22)	143,662
(1)	Represents the closing price of a share of the Company’s common stock on the NYSE on the option grant date.
(2)
This Additional RSU award for Mr. Dameris was earned at 100 percent based on achievement of its performance objective in 2016. One-half of these RSUs vested on January 2, 2019 and the remaining RSUs will vest on January 2, 2020, subject to continued service to the Company.

(3)	This 2016 Tranche B RSU award for Mr. Dameris was earned at 100 percent, based on achievement of certain 2016 performance objectives. This remaining tranche vested on January 2, 2019.
(4)
This 2017 Tranche B RSU award for Mr. Dameris was earned at 100 percent, based on achievement of certain 2017 performance objectives. One-half of these RSUs vested on January 2, 2019, and the remaining RSUs will vest on January 2, 2020, subject to continued service to the Company.

(5)
This 2018 Tranche A RSU award for Mr. Dameris was earned at 100 percent, based on achievement of the 2018 performance objective. On February 14, 2019, the performance target was certified by the Compensation Committee and the RSUs vested.

(6)
This 2018 Tranche B RSU award for Mr. Dameris was earned at 100 percent, based on achievement of certain 2018 performance objectives. On February 14, 2019, performance was certified by the Compensation Committee and the first third of the RSUs vested. The remaining RSUs will vest one-half each on January 2 of 2020 and 2021, subject to continued service to the Company.

(7)
This 2018 Tranche C award for Mr. Dameris was earned at 97.44 percent, based on achievement of the 2018 performance objective. On February 14, 2019, the performance target was certified by the Compensation Committee and the RSUs vested.

(8)	This special time-vesting RSU award for Mr. Dameris vests one-third each on May 2, 2019, 2020 and 2021, subject to continued service to the Company.
(9)
This 2016 RSU award will vest one-half on each of October 29, 2019 and 2020, as the Compensation Committee has certified achievement of a performance target that began over the three-year period beginning on January 1, 2016, subject to continued service to the Company.

(10)	This 2016 RSU award was earned at 100 percent based on achievement of a 2016 performance objective, and the remaining third of this grant vested on January 4, 2019.
(11)
This 2017 RSU award was earned at 100 percent based on achievement of a 2017 performance objective. One-half of these RSUs vested on January 3, 2019, and the remaining tranche will vest on January 3, 2020, subject to continued service to the Company.

(12)
This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective. On February 14, 2019, the performance target was certified by the Compensation Committee, and the first third of these RSUs vested. Half of the remaining RSUs will vest on each of January 2, 2020 and 2021, subject to continued service to the Company.

(13)
The remaining third of this 2016 RSU award was earned at 100 percent based on achievement of certain 2018 performance objectives. On February 14, 2019, the performance targets were certified by the Compensation Committee and the RSUs vested.

(14)
The second third of this 2017 RSU award was earned at 100 percent based on achievement of certain 2018 performance objectives. On February 14, 2019, the performance targets were certified by the Compensation Committee, and the RSUs vested.

(15)
The first third of this 2018 RSU award was earned at 100 percent based on achievement of certain 2018 performance objectives. On February 14, 2019, the performance targets were certified by the Compensation Committee, and the RSUs vested.

(16)
This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective that was certified by the Compensation Committee on February 14, 2019. The first half of these RSUs will vest on April 2, 2020, and one-fourth will vest on each of April 2, 2021 and 2022, subject to continued service to the Company.

(17)
The first third of this 2018 RSU award was earned at 100 percent based on achievement of certain 2018 performance objectives. On February 14, 2019, the performance targets were certified by the Compensation Committee, and one-third of the RSUs will vest on April 2, 2019. Half of the remaining RSUs will vest on each of April 2, 2020 and 2021, subject to attainment of performance goals for 2019 and 2020, respectively, and continued service to the Company.

(18)	The market value of the RSUs that have not yet vested as of December 31, 2018 was determined by multiplying the outstanding number of RSUs by $54.50, the closing price of our stock on that day.
(19)
Up to the remaining two-thirds of this 2018 RSU award will vest one-half each on January 2, 2020 and 2021, subject to attainment of performance goals set by the Compensation Committee for 2019 and 2020, respectively, and continued service to the Company.

(20)
Up to the remaining third of this 2017 RSU award will vest on January 3, 2020 subject to attainment of performance goals set by the Compensation Committee for 2019 and continued service to the Company.

(21)
The maximum amount of this RSU award is expected to vest one-half on each of April 2, 2022 and 2023, subject to achievement of a performance target over the three-year period beginning on January 1, 2018, and further subject to continued service to the Company.

(22)
Up to the remaining two-thirds of this 2018 RSU award will vest one-half each on April 2, 2020 and 2021, subject to attainment of performance goals set by the Compensation Committee for 2019 and 2020, respectively, and continued service to the Company.

2018 OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the exercise of option awards and vesting of restricted stock units during 2018 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting
Peter T. Dameris	—	—	78	$6,114
Theodore S. Hanson	—	—	—	—
Edward L. Pierce	25,000	$1,856,374	—	—
Randolph C. Blazer	—	—	—	—
George H. Wilson	—	—	—	—

(1)
Vesting of RSUs for the named executive officers that would have otherwise vested on January 2-4, 2018 (with the exception of the RSUs listed above for a portion of Mr. Dameris' Tranche C grant) was accelerated into December 2017 for favorable tax treatment. The number of accelerated shares that would otherwise have vested in 2018 was: 114,838 for Mr. Dameris; 18,373 for Mr. Hanson; 15,716 for Mr. Pierce; and 24,261 for Mr. Blazer.

NON-QUALIFIED DEFERRED COMPENSATION

Our Board of Directors adopted the Company's Deferred Compensation Plan effective June 1, 2017, which plan has been amended from time to time. The Company does not match or contribute to the plan, and no funds were withdrawn or distributed to the named executive officers in 2018. The table below sets forth a summary of all non-qualified deferred compensation contributions made by each of the named executive officers, aggregate losses for the year ending December 31, 2018, and aggregate balances under the plan at December 31, 2018.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at December 31, 2018 ($)(1)
Peter T. Dameris	$3,582,045	$(324,272)	$4,810,862
Theodore S. Hanson	$433,370	$(44,745)	$388,625
Edward L. Pierce	$108,882	$(20,087)	$623,035
Randolph C. Blazer	—	—	—
George H. Wilson	—	—	—
(1) Messrs. Dameris and Pierce elected to contribute 100 percent of their 2017 cash incentive bonus, and Mr. Hanson contributed 50 percent of his 2017 cash incentive bonus into the plan. The contribution amounts above include the portions of these cash incentive bonuses that were paid out in 2018. Mr. Dameris deferred 75 percent of his 2018 salary as well.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Described below are the arrangements the Company has entered into with each of our named executive officers, and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment was terminated under certain circumstances as of December 31, 2018 and, where applicable, a change in control of the Company occurred on that date, using the closing price of our common stock on December 31, 2018 ($54.50 per share). In each case, the executive officer’s right to receive severance benefits is subject to his execution of a valid and binding release agreement and contingent upon his continued adherence to certain confidentiality and non-solicitation agreements. In addition to the below, any outstanding funds in the executives' DCP accounts would be distributed in a lump sum upon a change in control event (as defined in the DCP).

Chief Executive Officer

Dameris Employment Agreement. Under the Dameris Employment Agreement, upon a termination of Mr. Dameris’ employment by the Company “without cause” or by Mr. Dameris for “good reason” (each, as defined in the agreement), in addition to his accrued obligations, Mr. Dameris would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; (2) a cash lump sum in an amount equal to the aggregate premiums that the Company would have paid over 18 months for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination; and (3) during the 18-month period, subject to Mr. Dameris’ proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums.

If Mr. Dameris’ employment terminates due to his death or “disability” (as defined in the Dameris Employment Agreement), then under the Dameris Employment Agreement, Mr. Dameris or his estate is entitled to: (1) disability income or life insurance payments from insurance policies maintained by the Company (other than any “key man” life insurance policy); and (2) payment of an amount equal to 100 percent of Mr. Dameris’ base salary payable over 12 months following the termination date in equal installments.

The Dameris Employment Agreement also provides that upon a qualifying termination: (1) each Tranche A award and Tranche B award will be governed by the terms and conditions of the applicable award agreement; and (2) a Tranche C award that has not vested as of the termination date will be eligible to vest on a pro-rated basis (based on number of days worked), based on actual achievement of applicable performance goals, on the January 2 immediately following the termination date. Upon the death, disability or termination of Mr. Dameris' employment by the Company without cause, his Additional RSU award would vest in full. His Additional RSU award was based on 2016 performance, and has been vesting annually in four equal installments on the anniversary of the January 2, 2016 grant date. If Mr. Dameris experiences a qualifying termination in the first 90 days of any calendar year during the term of the agreement, any long-term incentive awards that would otherwise be granted with respect to such calendar year will be granted to Mr. Dameris and will be treated as set forth in this paragraph above.

Change in Control Agreement. Under Mr. Dameris' change of control agreement, the Dameris CIC Agreement, Mr. Dameris will be provided compensation and benefits if his employment is involuntarily terminated within 18 months following a change of control. He would be entitled to receive the following amounts for an involuntary termination of employment which occurs within 18 months after a change in control (as defined in the Dameris CIC Agreement):  (1) all then-accrued compensation (earned and unpaid salary, reimbursement of expenses) and a pro rata portion (based on number of days worked) of Mr. Dameris’ “target bonus” (as defined in the agreement) for the year in which the termination is effected; (2) three times Mr. Dameris’ then-current base salary plus target bonus for the year in which the termination is effected; (3) continuation of Mr. Dameris’ then-current automobile allowance for a period of up to 18 months following the date of termination; (4) Company-paid healthcare continuation coverage for up to 18 months following the termination date; (5) a cash amount equal to the aggregate premiums that the Company would have paid for 18 months of basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance coverage, each as in effect on the date of termination; (6) continued contributions to the Company’s retirement plans for 18 months following the date of termination; and (7) reimbursement up to $15,000 for outplacement services. Further, any unvested stock options or other equity awards would become fully vested and exercisable. The agreement contains a best pay cap provision for any excess parachute payments under Code Section 280G.
Following a change in control, if the employment of Mr. Dameris is terminated for “cause” (as defined in the Dameris CIC Agreement) or Mr. Dameris resigns other than in connection with an involuntary termination or due to death or disability, the Dameris CIC Agreement will terminate. The estimated payments or benefits which would have been paid to Mr. Dameris in the event of a change in control and/or other termination of employment on December 31, 2018 are as follows:

Peter T. Dameris	Termination Without Cause or for Good Reason ($)	Involuntary Termination After CIC ($)	Death or Disability ($)

Incremental Amounts Payable upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	1,531,373	6,125,490	1,020,915
Value of Accelerated RSUs(2)	4,050,460	10,528,038	4,050,460
Insurance Premium Costs	40,389	40,389	-
Total Automobile Allowance	-	8,100	-
Outplacement Services	-	up to 15,000	-
Total Severance, Benefits and Accelerated Equity	5,622,222	16,717,017	5,071,375

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. Mr. Dameris earned a cash incentive bonus of $2,041,830 in 2018.

Chief Financial Officer

Employment Agreement. Under Mr. Pierce’s employment agreement, upon a termination of employment by the Company “without cause” (as defined in his employment agreement) including nonrenewal of his employment agreement, in addition to his accrued obligations, Mr. Pierce will be entitled to: (1) continuation of 100 percent of his annual base salary for a period of 12 months following such termination; (2) any earned but unpaid annual bonus; and (3) reimbursement of up to $80,000 in moving expenses within a prescribed time frame. If Mr. Pierce’s employment terminates because of his death or disability, Mr. Pierce (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months in equal installments.

In the event of a termination in connection with a change in control, the severance provisions of Mr. Pierce’s employment agreement will be superseded by his change of control agreement (described below).

Change in Control Agreement. Mr. Pierce's change of control agreement, the Pierce CIC Agreement, governs if Mr. Pierce’s employment is involuntarily terminated in connection with a change in control. Pursuant to the agreement, Mr. Pierce will be entitled to receive the following amounts for an involuntary termination of employment which occurs within six months and 10 days after a change in control, in addition to any accrued but unpaid amounts (including any earned but unpaid annual bonus for the year prior to the year in which the termination occurs) and subject to delivery of an effective release of claims in favor of the Company: (1) a pro-rata bonus for the year in which the termination occurs; (2) an amount equal to 2.5 multiplied by the sum of Mr. Pierce’s base salary and “target bonus” (as defined in the Pierce CIC Agreement); (3) continuation of Mr. Pierce’s car allowance for 18 months following the termination date; (4) Company-paid healthcare continuation coverage for up to 18 months following the termination date; (5) an amount equal to the premiums the Company would have paid for basic life insurance and disability insurance, had he remained employed for 18 months following the termination date; and (6) reimbursement of up to $15,000 for outplacement services. In addition, any outstanding stock options held by the Chief Financial Officer as of the termination date will remain outstanding as though he had remained employed by the Company until the 18-month anniversary of the termination date (but in no event will any option be exercisable beyond its maximum term). Immediately prior to a change in control, all outstanding Company stock options, restricted stock and stock units held by the executive will become fully vested (and, in the case of options, remain exercisable for an extended period).

Also pursuant to the Pierce CIC Agreement, immediately prior to a change in control and regardless of whether Mr. Pierce is terminated upon or following the change in control transaction, all stock options and other unvested equity awards then held by Mr. Pierce will become fully vested and exercisable. The agreement contains a best pay cap provision for any excess parachute payments under Code Section 280G.
Following a change in control, if the employment of Mr. Pierce is terminated for "cause" (as defined in the Pierce CIC Agreement) or Mr. Pierce resigns other than in connection with an involuntary termination or due to death or disability, the Pierce CIC Agreement will terminate.

The estimated payments or benefits which would have been paid to Mr. Pierce in the event of a change in control and/or other termination of employment on December 31, 2018 are as follows:

Incremental Amounts Payable upon Termination Event	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Death or Disability ($)

Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	584,325	2,337,300	584,325
Value of Accelerated RSUs	-	2,882,996	-
Insurance Premium Costs	-	28,522	-
Total Relocation Expenses	80,000	-	-
Total Automobile Allowance	-	8,100	-
Outplacement Services	-	up to 15,000	-
Total Severance, Benefits and Accelerated Equity	664,325	5,271,918	584,325

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. Mr. Pierce earned a cash incentive bonus of $701,190 in 2018.

Blazer, Hanson and Wilson - Termination Under Employment Agreements and CIC Severance Plan

Hanson and Blazer Employment Agreements. If the Company terminates the employment of either of Messrs. Blazer or Hanson without “cause” (as defined in their employment agreements) or if their employment terminates due to death or disability during their employment period, the executive officer is entitled to receive, in addition to accrued obligations and subject to reduction in certain circumstances: (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination.

Wilson Employment Agreement. If the Company terminates the employment of Mr. Wilson without "cause" or Mr. Wilson terminates his employment with "good reason" (each of those terms as defined in his employment agreement), he is entitled to receive, in addition to accrued obligations: (1) salary continuation for 12 months, at the rate in effect as of the date of termination; and (2) subject to his proper election to continue healthcare coverage under COBRA, health, dental and vision insurance coverage at the same cost to him as if his employment had continued, for a period of 12 months from the date of termination.

Blazer, Hanson and Wilson CIC Severance Plan. If the employment of Messrs. Blazer, Hanson or Wilson is involuntarily terminated following a “change in control,” benefits will be determined in accordance with the Company’s CIC Severance Plan. Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” each of Messrs. Blazer, Hanson and Wilson are entitled to receive: (1) a pro rata bonus for the year of termination which equals 100 percent of the “target bonus” for the executive officer for the year of termination times the pro rata portion of the year the executive worked prior to his termination; (2) 275 percent of the executive officer's annual salary and target bonus in effect at the time of the involuntary termination; and (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination. Payments to the executive officers under the CIC Severance Plan are reduced if necessary to avoid any excise tax that may be imposed. “Change in control,” “change in control transaction,” and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan.

The estimated payments or benefits which would have been paid to each of Messrs. Blazer, Hanson and Wilson in the event of such executive's termination on December 31, 2018 under the specified circumstances are as follows:

	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Death or Disability ($)
Theodore S. Hanson
Incremental Amounts Payable Upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	630,000	3,031,875	630,000
Insurance Premium Costs	23,560	35,340	23,560
Total Severance and Benefits	653,560	3,067,215	653,560

Randolph C. Blazer
Incremental Amounts Payable Upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	790,079	3,693,619	790,079
Insurance Premiums Costs	23,560	35,340	23,560
Total Severance and Benefits	813,639	3,728,959	813,639

George H. Wilson
Incremental Amounts Payable Upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	480,000	2,557,500	-
Insurance Premium Costs	19,463	29,195	-
Total Severance and Benefits	499,463	2,586,695	-

(1)
Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2018 were as follows: Mr. Blazer, $1,089,147; Mr. Hanson, $945,000; and Mr. Wilson, $425,000.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2018 for: (1) all compensation plans previously approved by stockholders; and (2) all compensation plans not previously approved by stockholders:

As of December 31, 2018	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	1,192,888	$8.49	927,572
Equity compensation plans not approved by stockholders (2)	212,921	$16.51	148,434
Total	1,405,809	$13.05	1,076,006

(1)	Consists of our Amended and Restated 2010 Incentive Award Plan, as amended (the "2010 Plan") and our Amended and Restated 1987 Stock Option Plan, as amended (the "1987 Prior Plan").
(2)	Consists of our Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "2012 Inducement Plan").
(3)
Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. Therefore the weighted-average exercise price of outstanding options, warrants and rights excludes RSUs issued under the equity compensation plans. As of December 31, 2018, there were 1,155,026 RSUs outstanding under the 2010 Plan and 162,921 RSUs outstanding under the 2012 Inducement Plan.

There are no shares available for issuance under the 1987 Prior Plan, but any stock options that are still outstanding that were granted under the plan continue to be governed by the plan. The last of the stock options issued under the 1987 Prior Plan will expire in 2020. The table below provides the number of shares available for future issuance by plan, the number of RSUs and stock options outstanding under each plan, and the weighted average term and price of the outstanding stock options as of the most recent date practicable, March 31, 2019.

As of March 31, 2019		Available shares for future issuance	Full value awards outstanding	Stock options outstanding	Weighted average term for outstanding stock options	Weighted average price for outstanding stock options
Active Plan	2010 Plan	406,993	1,406,182	19,150	2.3 years	$9.52
Active Plan	2012 Inducement Plan	164,519	144,273	50,000	3.4 years	$16.51

Other	1987 Prior Plan	-	-	13,417	0.9 years	$7.19
	Total	571,512	1,550,455	82,567	2.8 years	$13.37

INDUCEMENT AWARD PROGRAM

In May 2012 our Board adopted the 2012 Inducement Plan, which has been amended in June 2015 and March 2018 in order to add additional shares to the plan, and again in April 2018 to reflect the Company's name change. Pursuant to applicable stock exchange rules, stockholder approval of the 2012 Inducement Plan is not required as a condition of the effectiveness of the 2012 Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the 2012 Inducement Plan. The 2012 Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2012 Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the 2012 Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
As of March 31, 2019, the maximum number of shares of common stock authorized for issuance under the 2012 Inducement Plan is 1,335,861 shares (the “Inducement Plan Share Limit”), and there are 164,519 shares remaining available for issuance under the plan. Shares issued under the 2012 Inducement Plan may be treasury shares or authorized but unissued shares.

The following types of shares are added back to the available share limit under the 2012 Inducement Plan: (x) shares subject to awards that are forfeited, expire or are settled for cash and (y) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the 2012 Inducement Plan: (A) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise, (B) shares purchased on the open market with the cash proceeds from the exercise of options and (C) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the 2012 Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares authorized for grant under the 2012 Inducement Plan.
Awards
The 2012 Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, SARs, and other incentive or cash awards. Certain awards under the 2012 Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100 percent of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100 percent of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•
Restricted Stock; Deferred Stock; RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.

•
Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully-vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•
Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to equitably adjust the provisions of the 2012 Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2012 Inducement Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2012 Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2012 Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2012 Inducement

Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the 2012 Inducement Plan was not required as a condition of the effectiveness of the 2012 Inducement Plan. The Board may amend or terminate the 2012 Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

CEO PAY RATIO

As a result of rules adopted last year under the Dodd-Frank Act, we are providing disclosure of our CEO’s pay in relation to that of the median compensated employee who was selected last year. We are committed to internal pay equity and equal pay based on role, qualifications, experience and merit. However, as 79 percent of our employees are placed with clients on a temporary basis, they are not likely to be paid a full year salary. We do not believe that comparing the pay of someone who worked for us for three months versus someone who worked for 12 months is consistent with the spirit and intent of the regulation. Therefore, while we have provided the disclosure required by SEC rules, we have provided additional disclosure that we believe provides a more accurate comparison.

Our measurement date was December 28, 2018, which reflects a total employee population of 31,000, of which 25,000 were professionals working on temporary assignments with our clients. Consistent with SEC rules, we annualized compensation for our internal employees who were employed for less than the full year in 2018, but not for our professionals whose positions are temporary in nature. Further, we did not include our foreign employees, as they comprise 1.3 percent of our workforce and were therefore under the de minimus threshold for inclusion.

Total compensation in 2018 for the prior year’s median compensated employee was $47,738. This particular employee worked for us for an equivalent of 40 percent of the year, and earned $57 per hour. As set forth in the "Total" column of the Summary Compensation Table on page 33 of this proxy statement, Mr. Dameris’ compensation for 2018 was $14.0 million, though only 7.3 percent of this compensation was fixed or guaranteed, and $5.0 million of the compensation was for a special one-time award. The remainder was payable upon achievement of certain performance-based targets. Using these compensation amounts provides for a CEO pay ratio of approximately 294:1 pursuant to the SEC’s final rules set forth in Item 402(u) of Regulation S-K.

If we had annualized the salary of the median compensated employee, she would have received $118,560 in compensation for 2018, and the CEO pay ratio would have been approximately 118:1. If we annualized the salary of all of our temporary professionals as we do for our internal employees, which we believe is the most accurate and comparable analysis, the median compensated employee would have received compensation of $65,587 on an annual basis, for a CEO pay ratio of approximately 214:1.

.

PROPOSAL TWO – APPROVAL OF THE SECOND AMENDED AND RESTATED ASGN INCORPORATED 2010 INCENTIVE PLAN

On March 27, 2019, our Board of Directors approved the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan (the "Amended 2010 Plan") to, among other things, increase the number of shares we are authorized to issue or award under the 2010 Plan by 2.7 million shares (referred to below as the share reserve increase) in addition to the shares that have previously been authorized under the plan. The Board of Directors is requesting that our stockholders approve the Amended 2010 Plan because we believe the availability of an adequate reserve of shares under the 2010 Plan is important to our continued growth and success. The Board believes that it is important that many of our employees and directors receive part of their compensation in the form of equity-based awards to foster their investment in the Company and reinforce the alignment between their financial interests and those of our other stockholders.

Introduction and Stockholder Approval Requirement
The 2010 Plan was originally approved by stockholders at the Company’s 2010 Annual Meeting of Stockholders, and an amendment to the plan to increase the number of shares authorized under the plan, among other things, was approved by stockholders at the Company's 2013 Annual meeting. It was further amended in April 2018 to address the Company's name change. The 2010 Plan permits the Company to grant equity awards covering shares of the Company's stock to directors, employees and consultants of the Company. As of March 31, 2019, the Company had authorized 6,141,796 shares of our common stock for grants of awards under the 2010 Plan, awards covering a total of 1,406,182 shares of our common stock were outstanding, and 406,993 shares of our common stock remained available for future grants under the 2010 Plan (which excludes the proposed share reserve increase); and the closing sale price of our common stock on that date was $63.49. Please refer to the table in the Equity Compensation Plan Information section on page 43 above for a full schedule of the number of shares available for future issuance by plan, the number of RSUs and stock options outstanding under each plan, and the weighted average term and price of the outstanding stock options as of March 31, 2019. In addition to increasing the number of shares available under the 2010 Plan share limit, the Amended 2010 Plan extends the term of the plan 10 years from the date of the Board's approval to March 27, 2029, and eliminates the Company's ability to increase the allowable share amount or reprice shares up to 12 months before receiving stockholder approval. Approval of the Amended 2010 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to incentive stock options (to the extent required by the Code) and approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans. Unless it is approved by our stockholders, the Amended 2010 Plan will not become effective and the 2010 Plan will remain in effect in its current form.

Highlights of Shareholder Protections Under the Amended 2010 Plan
We believe that the following characteristics of the Amended 2010 Plan protect shareholder interests while providing us a vehicle to grant equity awards, which is a vital component of our compensation program:

•
Independent plan administrator. The Compensation Committee, which consists of only independent directors, generally administers the Amended 2010 Plan with respect to awards granted to officers (including our named executive officers), employees and consultants.

•
Fungible share pool. Under the Amended 2010 Plan, full value awards (such as restricted stock and restricted stock units) deplete the share reserve by 1.53 shares for each share subject to the full value award, thereby fairly reflecting the higher value of these awards as compared to stock options or stock appreciation rights.

•
Grant ratio. 1.53:1 grant ratio on full value awards (meaning that each share subject to any equity award other than a stock option or stock appreciation right will reduce the number of shares available for grant under the Amended 2010 Plan by 1.53 available shares).

•
No discount stock options or stock appreciation rights. Under the Amended 2010 Plan, stock options and stock appreciation rights may not be granted with an exercise or strike price lower than the fair market value of the shares of stock underlying such award on the grant date.

•
No repricing or repurchasing of stock options or stock appreciation rights without stockholder approval. The Amended 2010 Plan prohibits, without stockholder approval in advance: (i) the amendment of options or stock appreciation rights to reduce the exercise price; and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of underlying shares.

•
No payment of dividends on unvested awards prior to the vesting of such awards. The Amended 2010 Plan does not permit the payment of dividends or dividend equivalents with respect to awards granted under the Amended 2010 Plan unless and until the underlying award vests.

Why the Board Believes You Should Vote for Approval of the Amended 2010 Plan
The Board recommends a vote for the Amended 2010 Plan because it believes it is in the best interest of the Company and its stockholders for the following reasons:

•
Attracting, retaining and motivating talent are critical to our success. Through the Amended 2010 Plan, we can offer talented and motivated directors, executives and key employees who are critical to our success an opportunity to acquire or increase a direct proprietary interest in our operations and future success. This aligns the interests of those service providers with the interests of our stockholders.

•
Our business is built around people. As a human capital and staffing company, our employees, not a product or process, are our most important asset. The availability of equity incentives under our Amended 2010 Plan is critical to retain and motivate those individuals who build and sustain important relationships on which the success of our business depends.

•
Our executive compensation program supports shareholder value. Long-term incentive compensation is an integral component of our compensation philosophy, as described below, as the Company believes that long-term incentive compensation for our executive officers and key employees drives performance. Providing long-term incentives in the form of equity awards is a way to drive performance while further aligning the interests of our employees and directors with the interest of our stockholders. Further, it is important for us to offer and maintain a compensation package that is competitive within our industry, which we believe requires the use of equity awards as a substantial component of compensation.

•
Replacing equity awards with cash payments may not be in the best interest of our stockholders. If stockholders do not approve the Amended 2010 Plan, we will only have limited shares available to grant equity awards to directors, executives and key employees in the near term and we will have to revise our compensation philosophy and components, including substantially increasing cash incentive levels, in order to remain competitive with our peers. We believe that our stockholders’ interests would be better served by the use of equity compensation incentives. Other sources of compensation, including cash bonuses, do not carry the same value in terms of long-term alignment of the interests of key employees with our stockholders. Furthermore, lack of available equity incentives would force us to direct more cash and other resources toward executive compensation and away from other useful development of our business.

•
The Amended 2010 Plan, in many cases, only pays out incentives based on the attainment of results. Many awards issued under the Amended 2010 Plan vest and become payable only upon achievement of certain financial results or other performance objectives, the attainment of which benefits us and our stockholders. We believe that passage of the Amended 2010 Plan is crucial to incentivizing key employees to achieve financial results for the Company.

•
We believe that ASGN has demonstrated reasonable equity compensation practices. Our stockholders approved the issuance of an additional 4,000,000 new shares at our 2013 Annual Meeting of Stockholders. We have utilized that replenishment responsibly such that six years later, 406,993 shares still remain available as of March 31, 2019. If the new share authorization is approved by stockholders, the maximum dilution from the Company’s equity compensation program would not exceed five percent of the fully-diluted shares outstanding, and the proposed aggregate share reserve would be sufficient for approximately one year, assuming we continue to grant awards consistent with our current practices and historical usage.

•
We believe that the proposed share reserve increase is reasonable and appropriate. In determining the number of shares in the proposed increase of shares available under the 2010 Plan, the Compensation Committee and the Board considered the dilution if the new share authorization is approved (as mentioned above) and the Company’s burn rate from 2015 to 2017 was between 2.0 percent and 3.1 percent. The Board considered the recent growth of the Company and that shares of Company stock have reflected the positive performance of the Company. They also considered that awards made under the 2010 Plan generally vest over a period of time, thereby encouraging employees’ commitment to the Company.

Description of the Amended 2010 Plan
A description of the principal features of the Amended 2010 Plan is set forth below and is qualified in its entirety by the terms of the 2010 Plan, which is filed with the SEC, and a redline of the proposed Amended 2010 Plan reflecting changes made to the 2010 Plan which is attached to this proxy statement as Annex B. The three amendments proposed to the 2010 Plan are:

•	An increase of 2.7 million shares to the number of shares available under the plan;

•	An extension of the term of the plan for 10 years to March 27, 2029; and

•	An elimination of the Company's ability to increase the allowable share amount or reprice shares up to 12 months before receiving stockholder approval.

Eligibility; Administration. Employees, directors and consultants of the Company, and certain of its subsidiaries are eligible to receive awards under the Amended 2010 Plan. The following individuals are eligible to participate in the 2010 Plan: approximately 4,300 full-time regular employees (as of December 31, 2019), approximately 61,900 contract professionals (who worked with us during 2018) and eight non-employee directors. The 2010 Plan currently is, and the Amended 2010 Plan will be, administered by our Compensation Committee, which may delegate its duties and responsibilities to subcommittees of our director and/or officers, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The Board currently administers the 2010 Plan with respect to awards to non-employee directors, and will continue to administer such awards under the Amended 2010 Plan. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended 2010 Plan, subject to its express terms and conditions.

Limitation on Awards and Shares Available. The 2010 Plan, permits the Company to grant equity awards covering shares of the Company's stock to employees, directors and consultants of the Company. Shares of our common stock covered by outstanding awards that are forfeited will be added to the share limit, as described in more detail below. Shares issued under the Amended 2010 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The number of authorized shares will be reduced by 1 share for each share issued pursuant to a stock option or SAR and by 1.53 shares for each share subject to a “full-value” equity award (which generally include awards other than stock options and SARs, such as restricted stock and RSUs). The following types of shares are added back to the available share limit under the Amended 2010 Plan: (i) shares subject to awards that are forfeited, expire or are settled for cash, (ii) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award, and (iii) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Amended 2010 Plan: (i) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options. Awards granted under the Amended 2010 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares authorized for grant under the Amended 2010 Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2010 Plan during any rolling three-year period is 2,000,000 and the maximum amount that may be paid in cash pursuant to the Amended 2010 Plan to any one participant during any rolling three-year period is $10,000,000.

Awards. The Amended 2010 Plan provides for the grant of stock options, including incentive stock options ("ISOs") and nonqualified stock options ("NQs"), restricted stock, dividend equivalent rights, stock payments, deferred stock, RSUs, performance shares, other incentive awards, SARs and cash awards. Certain awards under the Amended 2010 Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally to be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows:

•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NQs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other Code requirements are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of an SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•
Restricted Stock; Deferred Stock; RSUs; Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remains forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.

•
Stock Payments; Other Incentive Awards; Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•
Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on awards under the Amended 2010 Plan unless and until such awards have vested.

Performance Awards. All awards may be granted as performance awards (in addition to those identified above as performance awards), meaning that any such award will be subject to vesting and/or payment based on the attainment of specified performance goals. Performance awards intended to constitute "qualified performance-based compensation," or QPBC, within the meaning of Code Section 162(m), are granted with applicable performance criteria selected from the list below in accordance with the requirements of Code Section 162(m). For purposes of the Amended 2010 Plan, one or more of the following performance criteria may be used in setting performance goals applicable to performance awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended 2010 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Amended 2010 Plan, as well as the terms and conditions of existing and future awards, in order to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended 2010 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Amended 2010 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability; Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended 2010 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended 2010 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. The Board may amend or terminate the Amended 2010 Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended 2010 Plan or “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares). No award may be granted pursuant to the Amended 2010 Plan after the 20th anniversary of the original adoption of the 2010 Plan.

Material Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended 2010 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•
Non-Qualified Stock Options. If an optionee is granted an NQ under the Amended 2010 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•
Other Awards. The current federal income tax consequences of other awards authorized under the Amended 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, deferred stock, performance share awards, performance awards, stock payments, dividend equivalents, cash awards and other incentive awards are generally subject to tax at the time of payment.

Section 409A of the Code. Certain types of awards under the Amended 2010 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended 2010 Plan and awards granted under the Amended 2010 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended 2010 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

In general, under Code Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Code Section 280G) in any taxable year of the corporation. However, under Code Section 162(m), the deduction limit does not apply to certain grandfathered “performance-based” compensation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be timely established in writing by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment. Stock options and SARs will satisfy the “performance-based” exception if (a) the awards are made by a qualifying compensation committee, (b) the plan sets the maximum number of shares that can be granted to any person within a specified period and (c) the compensation is based solely on an increase in the stock price after the grant date. The Amended 2010 Plan has been designed to permit the plan administrator to grant stock options and SARs and other awards which will qualify as “performance-based compensation.”

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended 2010 Plan in the future will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended 2010 Plan as of the date of this proxy statement other than the annual grant of $125,000 of RSUs that are awarded to our non-employee directors each January. Therefore, it is not possible to otherwise determine the future benefits that will be received by these participants under the Amended 2010 Plan.

New Plan Benefits and Awards Granted to Certain Persons as of March 31, 2019
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Amended 2010 Plan as of March 31, 2019. Certain awards set forth in this table for the named executive officers were granted in 2018 and therefore are also included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards.

Name and Position	Restricted Stock Units (#)	Restricted Stock Units ($)
Peter T. Dameris, Chief Executive Officer	175,805	$500,000
Theodore S. Hanson, President	92,998	—
Edward L. Pierce, Executive Vice President and Chief Financial Officer	54,714	—
Randolph C. Blazer, President, Apex Systems	136,251	—
George H. Wilson, President, ECS	43,860	—
All current executive officers as a group (six persons)	526,390	$500,000
All current non-employee directors as a group (eight persons)	9,200	—
Jeremy M. Jones, Chairman of the Board	1,150	—
William E. Brock, Director	1,150	—
Brian J. Callaghan, Director	1,150	—
Jonathan S. Holman, Director	1,150	—
Mariel A. Joliet, Director	1,150	—
Marty R. Kittrell, Director	1,150	—
Arshad Matin, Director	1,150	—
Edwin A. Sheridan, IV, Director	1,150	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options or rights	—	—
All employees except current executive officers as a group	811,560	—

Vote Required

Approval of Proposal Two requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The affirmative vote of the holders of a majority of the Company’s voting shares represented and entitled to vote on this proposal at the Annual Meeting is required for approval of the Amended 2010 Plan. Our Board unanimously recommends that our stockholders vote “FOR” the Amended 2010 Plan.

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S‑K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the 2018 compensation paid to ASGN’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our 2017 annual meeting of stockholders voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers. To that end, we expect our next say-on-pay vote, after the one to be held at the Annual Meeting, to be held at our Annual Meeting of Stockholders in 2020.

The Executive Compensation Discussion and Analysis of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions regarding 2018 compensation. Highlights of the 2018 executive compensation program and our 2018 performance include:

•
In 2018, the Company had the highest revenues and Adjusted EBITDA in its history. Revenues grew to $3.5 billion on a pro forma basis representing an increase of $335.3 million or 10.4 percent over the prior year, which is more than double the four percent growth rate that was projected for the information technology (IT) staffing industry for 2018. Adjusted EBITDA for purposes of determining performance targets grew to $423.8 million representing an increase of $43.4 million, or 11.4 percent over the prior year. Cash incentive bonuses and performance-based vesting RSUs granted to our named executive officers in 2018 were substantially earned and vested based on our strong financial performance.

•	Since the closing of the ECS acquisition on April 2, 2018 through December 31, 2018, the Company repaid $276.0 million of debt.

•
In 2018, all of the equity awards granted to named executive officers were conditioned upon the achievement of performance targets with the exception of a special grant to our Chief Executive Officer related to the successful completion of the Company’s largest acquisition in its history, which also opened up the $129 billion government contract industry for the Company to offer its services.

•
The Compensation Committee has placed a strong emphasis on performance-based compensation, with the majority of annual cash compensation for named executive officers being based upon achievement of performance targets.

•
As noted above, the named executive officers received annual equity awards in the form of RSUs in 2018, all of which are earned based on achievement of specified performance goals that we believe correlate to increased shareholder value. If such goals are achieved, the awards will vest over a period of time, which aligns with the long-term interests of our stockholders. These RSU awards are intended as a long-term incentive and should be viewed as compensation over the vesting period not as compensation only for 2018.

Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss our compensation philosophy and practices in detail.

The advisory vote set forth in this Proposal Three is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Three requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board unanimously recommends a vote FOR Proposal Three for approval of the resolution above regarding the Company's named executive officers' 2018 compensation.

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm to audit ASGN’s consolidated financial statements for the fiscal year ending December 31, 2019, and is asking stockholders to ratify this appointment at the Annual Meeting.

Starting with its appointment in 1987 to audit our 1986 consolidated financial statements, Deloitte & Touche, or its predecessor firms, has continually served as our independent registered public accounting firm and performed annual audits of our consolidated financial statements. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche for the years ended December 31, 2018 and December 31, 2017 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche, but may ultimately determine to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ASGN and its stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche for the audit of ASGN’s financial statements for fiscal years 2018 and 2017, and fees billed for tax and all other services rendered by Deloitte & Touche for fiscal years 2018 and 2017:

	2018	2017
Audit Fees (1)	$3,425,700	$2,690,000
Audit-related Fees (2)	$1,137,100	$822,600
Tax Fees (3)	$30,000	$—

There were no other fees paid to Deloitte & Touche during the years presented.

(1)    Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2)    Represents fees for services provided to ASGN that are for assurance and related services and are reasonably related to the performance of the audit or review of our financial statements. These services include, but are not limited to, due diligence for acquisitions and internal control reviews. None of these fees were for services related to the design or implementation of financial information systems.

(3) Represents fees for tax advisory services.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ASGN under the Securities Act or the Exchange Act, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

In 2018, the Audit Committee consisted of Messrs. Callaghan, Jones and Kittrell. Mr. Kittrell serves as Chairman. Ms. Joliet served as an observer to the committee. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte & Touche LLP’s independence in the conduct of its auditing functions. The Audit Committee Charter, amended on September 21, 2016, and amended again in April 2018 to address the Company's name change, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations, and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2018

The Audit Committee reviewed and discussed ASGN’s audited consolidated financial statements for the year ended December 31, 2018 with management. The Audit Committee also discussed with Deloitte & Touche LLP, ASGN’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from ASGN’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’ communications with the Audit Committee concerning independence and has discussed with ASGN’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that ASGN’s consolidated financial statements for the year ended December 31, 2018 be included in its Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Respectfully submitted,

Marty R. Kittrell, Chairman
Brian J. Callaghan
Jeremy M. Jones

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, five percent stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for the same. In the past few years, there have been several transactions which have been reviewed and approved by the Audit Committee pursuant to the process outlined above, and they are set forth below.

Apex Systems leases three properties located in Glen Allen, Virginia for its corporate headquarters. Two of these properties, Cox Road and Sadler Place, are owned by ASI Partners, LLC and ASI Partners Sadler Place, LLC, respectively. These entities are wholly owned by Messrs. Callaghan, Hanson, Sheridan and another founder of Apex Systems. The leases for the Cox Road and Sadler Place properties were renegotiated and renewed effective January 1, 2015 with 10-year lease terms. Rent paid for these properties aggregated approximately $1.3 million in 2018 and $1.2 million in 2017, and the portion allocated to each of Messrs. Callaghan and Sheridan in 2018 was $396,840, and was $62,659 for Mr. Hanson.

Apex Systems hired Christopher Hanson as a Consulting Services Director in 2015. Mr. C. Hanson is the brother of our President, Theodore Hanson, and receives a base salary and is eligible to receive an incentive bonus commensurate with his position and experience. Mr. C. Hanson does not report to, nor is his compensation reviewed or directed by, Mr. T. Hanson.

In 2017, we engaged the services of Arnold & Porter Kaye Scholer LLC to defend a litigation matter in Houston, Texas. Mr. Dameris' brother, Thad Dameris, is a partner of the firm but has not billed any time to the matter. We paid the firm $272,022 and $212,450 for services provided in 2018 and 2017, respectively.

Ms. Joliet's husband John Joliet is a partner at American Discovery Capital, LLC ("ADC"), a firm we engaged to provide banking advisory services in connection with the acquisition of ECS which occurred in April 2018. We paid ADC $1.5 million for their services in connection with the acquisition. Mr. Joliet did not provide any services to ASGN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of our directors and officers and each beneficial owner of more than 10 percent of a registered class of our equity securities to file with the SEC reports of beneficial ownership and subsequent reports regarding changes in such ownership. Based on our records and other information, we believe that each person who was subject to Section 16(a) during 2018 filed on a timely basis all such reports required for the year, with the exception that a return of 87 shares from an exchange fund for Mr. Jones in 2017 was not reported until February 2018.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ASGN files annual, quarterly and current reports, proxy statements and other information with the SEC electronically. The SEC maintains an internet site sec.gov that contains reports, proxy and information statements, and other information technology regarding issuers that file electronically with the SEC. You may also read and copy any of our reports that are filed with the SEC by visiting:

•Our website, asgn.com; or
•By contacting our Investor Relations Department at (818) 878-7900.

You may also obtain print copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-3136. If you would like to request printed documents, please do so by June 3, 2019 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2018

A copy of ASGN’s Annual Report to Stockholders for the year ended December 31, 2018 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of Internet Availability of Proxy Materials.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received at ASGN’s principal executive offices in Calabasas, California no later than December 26, 2019, for inclusion in the proxy material for that meeting. Pursuant to ASGN’s Bylaws, proposals submitted other than pursuant to Rule 14a-8 or director nominations, must be delivered to the Secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Proposals for director nominations must be delivered to the Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2018 annual meeting. Stockholder notices should be delivered to the Secretary at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by ASGN. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of ASGN and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. ASGN intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 25, 2019
Calabasas, California

ANNEX A

Performance Target Adjusted EBITDA
for the Year Ended December 31, 2018

Net income	$157,705,661
Income from discontinued operations, net of income taxes	278,124
Interest expense	55,973,469
Provision for income taxes	46,190,884
Depreciation	36,469,023
Amortization of intangible assets	58,506,432
EBITDA	355,123,593

Equity-based compensation	31,487,757
Acquisition, integration and strategic planning expenses	16,647,013
Adjusted EBITDA	403,258,363
Pro Forma Adjustment for ECS acquisition	16,400,680
Adjustments for performance target (includes litigation expenses, certain management severance, adjustments for the effect of changes in foreign exchange rates and other de minimis costs)	4,149,344
Performance target Adjusted EBITDA	$423,808,387

A-1

ANNEX B

Proposed Second Amended and Restated ASGN Incorporated
2010 Incentive Award Plan

ARTICLE 1.

PURPOSE

The purpose of this Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of ASGN Incorporated (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2     “Affiliate” shall mean any Parent or Subsidiary.

2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4    “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalent Award, a Deferred Stock Award, a Stock Payment Award, a Stock Appreciation Right, an Other Incentive Award or a Performance Share Award, which may be awarded or granted under the Plan.

2.5    “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6    “Board” shall mean the Board of Directors of the Company.

2.7    “Change in Control” shall mean the occurrence of any of the following events:

(a)A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Parents or Subsidiaries, an employee benefit plan maintained by the Company or any of its Parents or Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
(i)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, or
(ii)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a) or (b), with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).
Consistent with the terms of this Section 2.7, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.8    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.9    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

2.10    “Common Stock” shall mean the common stock of the Company, par value $.01 per share.

2.11    “Company” shall mean ASGN Incorporated, a Delaware corporation.

2.12    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.

2.13    “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14    “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4 hereof.

2.15    “Director” shall mean a member of the Board, as constituted from time to time.

2.16    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.17    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18    “Effective Date” shall mean March 27 ~~18~~, 2019~~0~~, the date the Plan was ~~originally~~ approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.19    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.20    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

2.21    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

    (a)     If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)     If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.24    “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.25    “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code).

2.26    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27    “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.28    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.30    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.31    “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.7 hereof.

2.32    “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33    “Participant” shall mean a person who has been granted an Award.

2.34    “Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.35    “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)    The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.37    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.38    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award. Each Performance Period shall be at least one year in duration; provided, however, that 10% of Performance Awards granted in a calendar year shall not be subject to the one-year duration limitation.

2.39    “Performance Share Award” shall mean a contractual right awarded under Section 9.6 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.40    “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.41    “Plan” shall mean this ASGN Incorporated 2010 Incentive Award Plan, as it may be amended from time to time.

2.42    “Prior Plan” shall mean the Company’s Restated 1987 Stock Option Plan, as amended from time to time.

2.43    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44    “Restricted Stock” shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.45    “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.5 hereof to receive in the future a Share or the cash value of a Share.

2.46    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47    “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.48    “Shares” shall mean shares of Common Stock.

2.49    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.50    “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.51    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.52    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.53    “Termination of Service” means:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Section 3.1(b) and Section 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of ~~4,000,000~~ 2,700,00 Shares, and (y) any Shares which ~~, as of the Effective Date, are~~ were previously available for issuance under the ~~Prior Plan, and (z) any Shares which, as of March 27, 2013, the date of the First Amendment to the Plan, were available for issuance under the~~ Plan; provided, however, that the Share Limit shall be reduced by 1.53 shares for each Share delivered in settlement of any Full Value Award. Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award. After the Effective Date, no awards may be granted under the Prior Plan, however, any awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.

(b)    The following Shares shall be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof): (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares subject to an Award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (A) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (B) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during a rolling three-year period (measured from the date of any grant) shall be 2,000,000 and the maximum aggregate amount of cash that may be paid in cash during any rolling three-year period (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $10,000,000 (together, the “Individual Award Limits”).

ARTICLE 4.

GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5    Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1    Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2    Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.4    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.5    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4    Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5    Option Vesting.

(a)    The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.
(b)    No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7    Substitution of Stock Appreciation Rights. The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

7.3    Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1    Award of Restricted Stock.

(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.
8.2    Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof; provided, further, that with respect to a share of Restricted Stock with vesting conditions, dividends which are paid by the Company with respect to Shares prior to vesting shall only be paid out to the extent that, and at such time or times as, the vesting conditions are subsequently satisfied and the underlying shares of Restricted Stock vest.

8.3    Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4    Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

8.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS; OTHER INCENTIVE AWARDS

9.1    Performance Awards.

(a)    The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)    Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2    Dividend Equivalents.

(a)    Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3    Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4    Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

9.5    Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6    Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.7    Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.8    Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
9.9    Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.10    Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.
STOCK APPRECIATION RIGHTS
10.1    Grant of Stock Appreciation Rights.

(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)    Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2    Stock Appreciation Right Vesting.

(a)    The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(d)In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4    Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1    Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2    Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3    Transferability of Awards.

(a)    Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii)During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c)    Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a “community property” state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.
11.4    Conditions to Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)    All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)    The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5    Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator).

11.6    Prohibition on Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.
ADMINISTRATION
12.1    Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)     Designate Eligible Individuals to receive Awards;

(b)     Determine the type or types of Awards to be granted to each Eligible Individual;

(c)     Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)     Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)Decide all other matters that must be determined in connection with an Award;

(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6    Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders ~~given within twelve (12) months before or after the action by the Administrator~~, no action of the Administrator may, except as provided in Section 13.2 hereof, (i) increase the Share Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.
(b)    In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e)    In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise , and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(e) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(f)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)     With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)    No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(j)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of

Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3    Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

13.4    No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

13.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

13.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

13.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13    Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

[signature page follows

* * * * *
I hereby certify that the amendment to the foregoing Plan was duly approved by the Board of Directors of ASGN Incorporated on March __ ~~29~~, 2019 ~~8~~.
* * * * *
I hereby certify that the foregoing Plan was approved by the Company’s stockholders on June 3, 2010, and the First Amendment to the Plan was approved by the Company’s stockholders on June 7, 2013.
Executed on this __~~26~~th day of _____, 2019 ~~April,2018~~.

Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary

ASGN® Incorporated VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 am, Pacific/Standard Daylight, on June 13, 2019.

Online
Go to **www.envisionreports.com/ASGN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ASGN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Brian J. Callaghan	☐	☐	☐
02 - Theodore S. Hanson	☐	☐	☐
03 - Edwin A. Sheridan, IV	☐	☐	☐

Proposal	For	Against	Abstain
2. Approve the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan.	☐	☐	☐
3. Non-binding advisory vote to approve the Company's executive compensation for the year ended December 31, 2018.	☐	☐	☐
4. Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

3 3 B M 4 1 5 7 3 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

030VVE

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of ASGN Incorporated Stockholders

June 13, 2019, 9:00 am PDT
Montage Beverly Hills
225 N. Canon Drive
Beverly Hills, CA 90210

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Santa Monica Blvd.
Rodeo Drive
N Beverly Drive
MAIN ENTRANCE
N Canon Drive
N Crescent Drive
Wilshire Blvd.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/ASGN

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ASGN

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — ASGN Incorporated

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 13, 2019

James L. Brill, Jennifer Hankes Painter, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ASGN Incorporated to be held on June 13, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Brian J. Callaghan, FOR Theodore S. Hanson, FOR Edwin A. Sheridan, IV, FOR item 2 Approve the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan, FOR item 3 Non-binding advisory vote to approve the Company's executive compensation for the year ended December 31, 2018, and FOR item 4 Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

ASGN® Incorporated VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890

Online

Go to **www.envisionreports.com/ASGN** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00 am, Pacific/Standard Daylight, on June 13, 2019.

Stockholder Meeting Notice

1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the ASGN Incorporated Stockholder Meeting to be Held on Thursday, June 13, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/ASGN

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/ASGN.**
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 3, 2019 to facilitate timely delivery.

2 N O T   C O Y

030VZE

Stockholder Meeting Notice

ASGN Incorporated's Annual Meeting of Stockholders will be held on Thursday, June 13, 2019 at the Montage Beverly Hills, 225 N. Canon Drive, Beverly Hills, CA 90210 at 9:00 a.m. PDT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees and FOR Proposals 2, 3 and 4:

1. Election of Directors nominees:
   01 - Brian J. Callaghan
   02 - Theodore S. Hanson
   03 - Edwin A. Sheridan, IV
2. Approve the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan.
3. Non-binding advisory vote to approve the Company's executive compensation for the year ended December 31, 2018.
4. Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the ASGN Incorporated 2019 Annual Meeting

Santa Monica Blvd.
Rodeo Drive
N Beverly Drive
MAIN ENTRANCE
N Canon Drive
N Crescent Drive
Wilshire Blvd.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/ASGN**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials ASGN Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 3, 2019.